IN THE SUPERIOR COURT OF THE STATE OF WASHINGTON IN AND FOR KING COUNTY KEVIN HAMMOND, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA CORP., Nominal Defendant. NO. 16-2-05818-3 SEA MAURIO ELEY, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA Corp. Nominal Defendant. NO. 16-2-14422-5 SEA EXHIBIT 99.2

2 STIPULATION OF SETTLEMENT WHEREAS, on February 9, 2016, nominal defendant CTI BioPharma (“CTI”) announced in a press release that CTI received an oral communication from the United States Food and Drug Administration (“FDA”) followed by a letter notifying CTI that CTI’s Investigational New Drug application for pacritinib had been placed on full clinical hold; WHEREAS, after the February 9, 2016 press release, five putative shareholders (the “CTI Derivative Plaintiffs”1) filed four shareholder-derivative actions (together, the “CTI Derivative Actions”) based on CTI’s public statements relating to pacritinib: (i) the Hammond Action (captioned Hammond v. Bianco, et al., 16-2-05818-3 (King Cnty. Superior Court, Washington)), filed by Gang Wei on March 14, 2016; (ii) the Nahar Action (captioned Nahar v. Bianco, et al., 2:16-cv-00756 (W.D. Wash.)), filed by Rajesh Nahar and Thirukumaran Velayudhan on May 24, 2016; (iii) the Eley Action (captioned Eley v. Bianco, et al., 16-2-14422-5 (King Cnty. Superior Court, Washington)), filed by Michael England on June 20, 2016; and (iv) the Hill Action (captioned Hill v. Bianco, et al., 2:16-cv-1250 (W.D. Wash.)), filed by James T. Hill on August 9, 2016. 1 On September 19, 2017, the parties to the State Derivative Action (as defined herein) stipulated to the substitutions of Kevin Hammond and Maurio Eley as plaintiffs for Gang Wei and Michael England, respectively, and to amend the case caption accordingly. The Court so ordered the stipulation on September 25, 2017. “CTI Derivative Plaintiffs” as used herein thus collectively refers to Kevin Hammond, Rajesh Nahar, Thirukumaran Velayudhan, Maurio Eley, and James T. Hill.

3 WHEREAS, on August 12, 2016, the plaintiff in the Hammond Action moved jointly with the plaintiff in the Eley Action to consolidate the two cases, and the court granted the motion on August 23, 2016; WHEREAS, on November 4, 2016, the plaintiffs in the Nahar Action moved jointly with the plaintiff in the Hill Action to consolidate the two cases, and the court granted the motion on November 8, 2016; WHEREAS, in February 2017, James A. Bianco, Louis A. Bianco, Jack W. Singer, Bruce J. Seeley, John H. Bauer, Phillip M. Nudelman, Reed V. Tuckson, Karen Ignagni, Richard L. Love, Mary O. Mundinger, and Frederick W. Telling (these individuals together, the “CTI Derivative Defendants”), CTI, and the CTI Derivative Plaintiffs agreed to mediate the CTI Derivative Plaintiffs’ claims on March 29, 2017, with JAMS mediator Jed Melnick and his colleague Simone Lelchuk; WHEREAS, on March 20, 2017, the CTI Derivative Plaintiffs, CTI, and the CTI Derivative Defendants (together, the “Settling Parties”) exchanged mediation statements that detailed their respective claims and defenses, and the CTI Derivative Plaintiffs included with their mediation statement a Corporate Governance Term Sheet reflecting the CTI Derivative Plaintiffs’ demand relating to certain corporate-governance reforms; WHEREAS, on March 29, 2017, the Settling Parties, through their counsel, engaged in an approximately 10-hour in-person mediation session with Mr. Melnick and Ms. Lelchuk in New York, New York; WHEREAS, during the mediation session, the Settling Parties, through their counsel, reached an agreement in principle on the corporate governance enhancements that CTI will implement as consideration for settling the CTI Derivative Actions;

4 WHEREAS, after reaching agreement on these substantive corporate governance terms, the Settling Parties commenced negotiations at arm’s length, through Mr. Melnick and Ms. Lelchuk, regarding the attorneys’ fees and reimbursement of expenses to be paid to counsel for the CTI Derivative Plaintiffs in light of the benefits that have been and will be conferred upon CTI in connection with this Settlement; WHEREAS, the principal substantive terms of this Settlement were documented in a Memorandum of Understanding at the mediation session; and WHEREAS, based on the Settling Parties’ current belief that the terms of this Settlement are fair, reasonable, and adequate, the Settling Parties have negotiated and executed this Settlement Agreement. NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and between the Settling Parties, by and through their duly authorized counsel, that all Claims (as defined in Section I.A.6 below) that were, could have been, or could be asserted in the CTI Derivative Actions against CTI or the CTI Derivative Defendants are, subject to Court approval (and such approval becoming final), settled, compromised, satisfied, dismissed, and withdrawn with prejudice based on the terms and conditions and the Release (see Section V below) contained in this stipulation of settlement (“Stipulation of Settlement”). I. DEFINITIONS A. Definitions As used in this Stipulation of Settlement, the following terms have the meanings set forth herein: 1. “Approval Date” means the date on which the Court enters the Approval Order.

5 2. “Approval Order” means the order to be entered by the Court approving this Stipulation of Settlement and dismissing all claims in the State Derivative Action as contemplated in Section IX of this Settlement Agreement, which the State Settling Parties shall ask the Court to enter substantially in the form set out in Exhibit C. 3. “Attorneys’ Fees and Expenses Award” means the sum of $800,000 to be paid to CTI Derivative Plaintiffs’ Counsel for their attorneys’ fees and expenses, as detailed in Section VI of this Settlement Agreement, subject to Court approval. 4. “Board” means CTI’s Board of Directors. 5. “Business Day” means a day other than a Saturday, Sunday, or Legal Holiday. 6. “Claim” or “Claims” means any and all actions, causes of action, proceedings, adjustments, executions, offsets, contracts, judgments, obligations, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, variances, covenants, trespasses, damages, demands (whether written or oral), agreements, promises, liabilities, controversies, costs, expenses, attorneys’ fees, and losses of any sort whatsoever, whether in law, in admiralty, or in equity, and whether based on any United States federal or state or foreign statutory or common-law right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, existing now or to be created in the future, including Unknown Claims, as defined below. 7. “Complete Bar Order” means the complete bar that is set out in paragraph 12 of the Approval Order (Exhibit C). 8. “Court” means the Superior Court of the State of Washington for King County.

6 9. “CTI’s and CTI Derivative Defendants’ Counsel” means the law firm of O’Melveny & Myers LLP. 10. “CTI Derivative Defendants’ Mutually Released Claims” means any Claims arising out of or relating to any or all of the acts, failures to act, omissions, misrepresentations, facts, events, matters, transactions, occurrences, or oral or written statements or representations that were, could have been, or could be alleged under the facts and circumstances pled in the CTI Derivative Actions, including the matters described in Sections I.A.28-29 below; provided however, that the term “CTI Derivative Defendants’ Mutually Released Claims” shall not apply to any right to indemnification or advancement under any statute, charter, bylaw, or contract; or (ii) any other contractual rights between or among CTI and the CTI Derivative Defendants. 11. “CTI Derivative Plaintiffs’ Counsel” means The Brown Law Firm, P.C.; Faruqi & Faruqi, LLP; The Rosen Law Firm, P.A.; and Gainey McKenna & Egleston. 12. “CTI Releasees” means each and all of CTI and any or all of its respective past or present parents, predecessors, successors, affiliates, divisions, business units, and subsidiaries. 13. “Enhancements” means the governance enhancements described in Exhibit E. 14. “Execution Date” means the date on which this Stipulation of Settlement has been executed by all Settling Parties. 15. “Fairness Hearing” means the hearing at or after which the Court shall make a decision whether to approve this Settlement Agreement as fair, reasonable, and adequate, and in the best interest of CTI and its shareholders.

7 16. “Family Members” means an individual’s father, mother, grandfather, grandmother, sister, brother, spouse/partner, son, or daughter, and any person living in or a member of an individual’s household. 17. “Federal Derivative Action” means the consolidated derivative actions pending in the United States District Court for the Western District of Washington filed by Rajesh Nahar, Thirukumaran Velayudhan, and James T. Hill. 18. “Federal Derivative Plaintiffs” means Rajesh Nahar, Thirukumaran Velayudhan, and James T. Hill. 19. “Final” means, when used in connection with any court order or judgment, that the relevant order or judgment will be final: a. if no appeal is taken therefrom, on the date on which the time to appeal therefrom (including any potential extension of time) has expired; or b. if any appeal is taken therefrom, on the date on which all appeals therefrom, including petitions for rehearing or reargument, petitions for rehearing en banc, petitions for certiorari or any other form of review, and any related appeals or petitions, including as to any appeal bond, have been finally disposed of, such that the time to appeal therefrom (including any potential extension of time) has expired, in a manner resulting in an affirmance of the relevant order or judgment. 20. “Final Settlement Date” means the date on which the Approval Order and the Judgment become Final. 21. “Judgment” means the judgment entered by the Court as contemplated in Section IX of this Stipulation of Settlement, which the State Settling Parties shall ask the Court to enter substantially in the form set out in Exhibit D.

8 22. “Legal Holiday” means New Year’s Day, the observance of the Birthday of Martin Luther King, Jr., Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day, and any other day designated as a holiday by the State of Washington. 23. “Mediator” means Jed Melnick. 24. “Notice” means the notice described in Section IV.B of this Settlement Agreement, as approved by the Court, which notice the State Settling Parties shall ask the Court to approve substantially in the form set out in Exhibit B. 25. “Preliminary Approval Date” means the date on which the Court enters the Preliminary Approval Order. 26. “Preliminary Approval Order” means the order to be entered by the Court, as contemplated in Section VIII.A. of this Settlement Agreement, which the State Settling Parties shall ask the Court to enter substantially in the form set out in Exhibit A. 27. “Release” means the release provisions set forth in Section V of this Settlement Agreement. 28. “Released Securities Holder/Company Claims” means each and every Claim that, as of, on, or before the Final Settlement Date, (i) the CTI Derivative Plaintiffs or any other Securities Holder asserted (including all Claims asserted in any of the Derivative Complaints), could have asserted, or could assert on behalf of CTI in connection with the facts and circumstances involved in the allegations in the CTI Derivative Actions, or (ii) CTI could have asserted or could assert directly in its own right in connection with the facts and circumstances involved in the allegations in the CTI Derivative Actions, against any of the Releasees whether arising under any federal, state, or other statutory or common-law rule, in any

9 court, tribunal, agency, or other forum, that arises out of, directly or indirectly, CTI’s or any of the CTI Derivative Defendants’ pre-February 9, 2016 statements or alleged omissions relating to pacritinib or pacritinib’s clinical development, or any alleged statements about or characterizations of, or alleged failures to disclose information about pacritinib or pacritinib’s clinical development; provided that the Released Securities Holder/Company Claims shall not include any Claim to enforce this Stipulation of Settlement. 29. “Released Settlement Claims” means each and every Claim that has been, could have been or could be asserted in the CTI Derivative Actions or in any other proceeding derivatively by any Releasor (including the CTI Derivative Plaintiffs and the Derivative Plaintiffs’ Counsel) except CTI, directly by CTI or by any Releasee (including CTI, the CTI Derivative Defendants and the CTI Derivative Defendants’ Counsel) that arises out of any and all acts, omissions, nondisclosure, facts, matters, transactions, occurrences, or oral or written statements or representations in connection with (i) the prosecution, defense or settlement of the CTI Derivative Actions and (ii) the facts and circumstances of this Stipulation of Settlement, the Settlement terms and their implementation and administration (including the provision of notice in connection with the proposed Settlement); provided that the Released Settlement Claims shall not include any Claim to enforce this Stipulation of Settlement. 30. “Releasee” means each and every one of, and “Releasees” means all of, the following: a. CTI Derivative Defendants and their Family Members, heirs, successors, representatives, agents, attorneys (including the CTI Derivative Defendants’ Counsel), accountants and assigns; b. Each and every entity that falls within the definition of CTI

10 Releasees; and c. Each of the CTI Releasees’ respective past and present directors, executive-committee members, officers, officials, employees, members, partners, principals, agents, attorneys (including in-house or outside attorneys (including the CTI’s and CTI Derivative Defendants’ Counsel) employed or retained by CTI Releasees), advisors, investment bankers, trustees, administrators, fiduciaries, consultants, actuaries, representatives, accountants, accounting advisors, auditors, insurers, reinsurers, service providers, and valuation firms. 31. “Releasor” means each and every one of, and “Releasors” means all of, the following: a. The CTI Derivative Plaintiffs and their counsel; b. all other Securities Holders (as defined below); c. CTI; d. their respective past or present parents, predecessors, successors, heirs, beneficiaries, representatives, agents, assigns, affiliates, divisions, business units, subsidiaries, any entities in which any Releasor has or had a controlling interest or that has or had a controlling interest in him, her or it, and any other person or entity (including any governmental entity) claiming by or through, on behalf of, for the benefit of, derivatively for, or as representative of a CTI Derivative Plaintiff, any other Securities Holder, or CTI; and e. the respective past and present directors, governors, executive- committee members, officers, officials, employees, members, partners, principals, agents, attorneys (including their General Counsel and other in-

11 house or outside attorneys), advisors, trustees, administrators, fiduciaries, consultants, service providers, representatives, successors in interest, assigns, beneficiaries, heirs, executors, accountants, accounting advisors, and auditors of any or all of the above persons or entities. 32. “SEC” means the United States Securities and Exchange Commission. 33. “Securities Holders” means any and all individuals or entities that hold or held, or beneficially own or owned, directly or indirectly, common stock or other equity securities of CTI on the Execution Date and the Approval Date. 34. “Settlement” means the settlement contemplated by this Settlement Agreement. 35. “Settlement Agreement” means this Stipulation of Settlement and the Exhibits attached to it, including any subsequent written amendments to the Stipulation of Settlement and the Exhibits. 36. “State Derivative Action” means the consolidated derivative actions pending in the Superior Court of the State of Washington for King County filed by Gang Wei and Michael England.2 37. “State Derivative Plaintiffs” means Kevin Hammond and Maurio Eley. 38. “State Plaintiffs’ Counsel” means The Rosen Law Firm, P.A. and The Brown Law Firm, P.C. 39. “State Settling Parties” means CTI, the CTI Derivative Defendants, Maurio Eley, and Kevin Hammond. 2 As noted above, the parties to the State Derivative Action stipulated to the substitution of plaintiffs Kevin Hammond for Gang Wei, and Maurio Eley for Michael England, and the Court so ordered the stipulation.

12 40. “Summary Notice” means the summary form of notice described in Section IV.B. of this Settlement Agreement, as approved by the Court, which notice the State Settling Parties shall ask the Court to approve substantially in the form set out in Exhibit F. 41. “Term Sheet” means the document memorializing the agreement in principle executed by the Settling Parties on March 29, 2017, including any addendum or modifications to it. 42. “Termination Date” means the date on which any of the Settling Parties provides notice that he, she, or it is exercising a right to terminate this Settlement Agreement under Section XI. 43. “Unknown Claims” means any and all Released Securities Holder/Company Claims and Released Settlement Claims that any Releasor does not know or suspect exist in his, her, or its favor at the time of the release of the Releasees, and any and all Released Settlement Claims or CTI Derivative Defendants’ Mutually Released Claims that any CTI Derivative Defendant or Releasee does not know or suspect to exist in his or her or its favor, which, if known by the CTI Derivative Plaintiffs, CTI Derivative Defendants, or CTI might have affected his, her, or its decision(s) concerning this Settlement Agreement. As to any and all Claims released in this Settlement Agreement, the Settling Parties stipulate and agree that, upon the Final Settlement Date, the CTI Derivative Plaintiffs, CTI, and CTI Derivative Defendants shall expressly waive, and each other Securities Holder, Releasee, and Releasor shall be deemed to have waived, and by operation of the Approval Order and the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or of any other country, or any principle of common law, that is similar, comparable, or equivalent to Cal. Civ. C. § 1542, which provides:

13 A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor. The CTI Derivative Plaintiffs, CTI Derivative Defendants and CTI acknowledge that the inclusion of “Unknown Claims” in the definition of Released Securities Holder/Company Claims, Released Settlement Claims, and CTI Derivative Defendants’ Mutually Released Claims was separately bargained for and was a key element of this Settlement. II. MEDIATION PROCEEDINGS A. Pre-Settlement Information Provided to Derivative Plaintiffs 1. Before the March 29, 2017 mediation, (i) the CTI Derivative Plaintiffs sent CTI and the CTI Derivative Defendants a 25-page pre-mediation statement detailing the bases for their causes of action, along with a 17-page corporate-governance term sheet reflecting (among other things) the CTI Derivative Plaintiffs’ proposed corporate-governance reforms; and (ii) CTI and the CTI Derivative Defendants sent the CTI Derivative Plaintiffs a 27-page pre- mediation statement detailing their defenses, along with 35 supporting exhibits, including numerous internal CTI documents to which the CTI Derivative Plaintiffs had no access in drafting their allegations. 2. During and before the mediation, the CTI Derivative Plaintiffs’ Counsel and CTI’s and CTI Derivative Defendants’ Counsel engaged in rigorous negotiations relating to the Enhancements. 3. After reaching an agreement on the principal terms of the Enhancements, the CTI Derivative Plaintiffs’ Counsel and CTI’s and CTI Derivative Defendants’ Counsel began a discussion regarding the payment of the CTI Derivative Plaintiffs’ Counsel’s fees and expenses.

14 4. The CTI Derivative Plaintiffs’ Counsel and CTI’s and CTI Derivative Defendants’ Counsel engaged in rigorous negotiations regarding the CTI Derivative Plaintiffs’ Counsel’s fees and expenses, such that all said negotiations were made through the Mediator. 5. At the end of the 10-hour mediation, the Settling Parties reached an agreement on the amount of fees and expenses to be paid (subject to Court approval) to the CTI Derivative Plaintiffs’ Counsel. 6. The CTI Derivative Plaintiffs’ Counsel and CTI’s and CTI Derivative Defendants’ Counsel thereafter executed a Memorandum of Understanding, to which the Enhancements were attached in the form of the Term Sheet. III. SETTLEMENT CONSIDERATIONS A. Based upon (i) investigation into and evaluation of the facts and laws relating to the Claims alleged in the CTI Derivative Actions, (ii) investigations and legal analysis conducted during the pendency of the CTI Derivative Actions (iii) factual information to which the CTI Derivative Plaintiffs and CTI Derivative Plaintiffs’ Counsel had access before the Execution Date, (iv) research about and analysis of corporate governance issues and best practices, (v) CTI’s agreement to adopt the Enhancements as part of this Settlement, (vi) sessions with the Mediator, and (vii) the CTI Derivative Plaintiffs’ and CTI Derivative Plaintiffs’ Counsel’s determination that the terms of the proposed Settlement as set out in this Settlement Agreement are fair, reasonable, and adequate, and in the best interests of CTI and its shareholders, the CTI Derivative Plaintiffs have agreed to settle the CTI Derivative Actions and to release the Releasees from Released Securities Holder/Company Claims and Released Settlement Claims under the terms of this Settlement Agreement. B. CTI Derivative Defendants expressly deny that the Claims that were, could have been, or could be asserted in the CTI Derivative Actions have any merit or that pursuit of such

15 Claims would be in the best interests of CTI or its shareholders. The CTI Derivative Defendants expressly deny all assertions of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions that were, could have been or could be alleged in the CTI Derivative Actions. CTI, acting through its independent directors, reviewed the Claims, the allegations and the settlement terms, and in a good faith exercise of their business judgment determined the terms of this Settlement to be in the best interests of CTI and its shareholders because this Settlement would, among other things, (i) confer substantial material benefits on CTI through adoption of the Enhancements, (ii) bring to an end the expenses, burdens and uncertainties associated with continued litigation of the CTI Derivative Actions, and (iii) avoid potential further expenses and disruption of management and CTI operations due to the pendency and defense of the CTI Derivative Actions. C. Throughout the pendency of the CTI Derivative Actions and the settlement negotiations, all of the Settling Parties have been advised by counsel competent in litigating shareholder derivative actions. IV. TERMS AND CONDITIONS OF THE SETTLEMENT A. Settlement Relief 1. Subject to the provisions of this Section IV, the CTI’s Board will adopt, implement, and maintain the Enhancements. 2. Implementation of the Enhancements will be completed no later than 60 calendar days from the Approval Date, subject to paragraph 5 below. 3. The Enhancements will remain in effect for no less than three years from the date of their implementation. 4. CTI will adequately fund maintenance of the Enhancements for the three- year period in which they are in effect.

16 5. Consistent with the holding of the Delaware Supreme Court in CA, Inc. v. AFSCME Employees Pension Fund, 953 A.2d 227 (Del. 2008), the Settling Parties agree that CTI’s agreement to maintain the Enhancements should not be construed to “commit [CTI’s] board of directors to a course of action that would preclude them from fully discharging their fiduciary duties to [CTI] and its shareholders.” Accordingly, the Board, by a majority vote of the independent directors, after consultation with outside counsel, may amend or eliminate any one or more of these Enhancements if the Board determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term conflicts with the best interests of CTI or its shareholders. Any changes shall be published on CTI’s website within 10 Business Days, and a copy of any Board resolution amending or eliminating an Enhancement shall be provided to the CTI Derivative Plaintiffs’ Counsel. B. Notice to Securities Holders and Other Communications 1. Notice a. No later than 30 days before the deadline for objecting to this Settlement, (i) CTI shall cause the Summary Notice to be published in the Wall Street Journal and Investor’s Business Daily, (ii) CTI shall cause the Notice to be published on wire services, (iii) CTI shall cause the Notice to be filed with the SEC as an attachment to a Form 8-K, and (iii) CTI shall cause the Notice and this Settlement Agreement to be posted on the Investor Relations page of its website. b. CTI shall pay any notice expenses attributable to publishing the Summary Notice and publishing, filing, and posting the Notice. 2. Direct Communications with Securities Holders a. the CTI Derivative Plaintiffs acknowledge and agree that CTI maintains the right to communicate orally and in writing with its shareholders. To the extent that

17 any such communications relate to the CTI Derivative Actions or the proposed Settlement, such communications shall be limited to the following: (1) Communications between shareholders and representatives of the Releasees whose responsibilities include investor relations; (2) Communications as may be necessary to implement the terms of this Settlement Agreement; and (3) Such communications as may be made in the conduct of Releasees’ business, including complying with any applicable NASDAQ requirements. 3. Other Communications a. Neither this Settlement nor its terms shall be publicly disclosed before motions for preliminary approval of the settlement are filed with the Court, unless CTI and CTI Derivative Plaintiffs’ Counsel both determine otherwise. b. The Settling Parties shall have the opportunity to review and comment on the other side’s press release (if any). c. The CTI Derivative Plaintiffs, CTI, and the CTI Derivative Defendants shall cooperate to ensure that any media statements regarding the settlement are balanced, fair, accurate and non-disparaging. d. Nothing in the Section IV.B shall prevent CTI from making whatever earlier disclosures it believes might be required or appropriate, including to its regulators, stock exchanges, attorneys, accountants, insurers, or as is otherwise necessary to conducting its business; provided that CTI will inform the CT Derivative Plaintiffs’ Counsel in advance of any such disclosures.

18 C. Dispute Resolution 1. If any dispute arises regarding the Notice or Summary Notice to be provided to Securities Holders or the administration of this Settlement Agreement, such dispute shall be submitted to the Mediator (or, if the Mediator is unavailable, someone of similar stature upon whom the Settling Parties agree) for a binding, nonappealable decision. 2. If a dispute is submitted to the Mediator pursuant to this Section IV.C, the CTI Derivative Plaintiffs and CTI together with the CTI Derivative Defendants shall each be responsible for paying or causing to be paid 50% of any fees charged or expenses incurred by the Mediator in connection with resolving such dispute. V. RELEASES AND WAIVERS, ORDER APPROVING SETTLEMENT AND JUDGMENT A. Releases and Waivers 1. Under the Approval Order and the Judgment, without further action by anyone, and subject to Section V.A.5 below, on and after the Final Settlement Date, the CTI Derivative Plaintiffs, all other Securities Holders, and CTI, on behalf of themselves and all other Releasors, for good and sufficient consideration, the relief and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Approval Order and the Judgment shall have, fully, finally and forever released, relinquished, settled and discharged: a. all Released Securities Holder/Company Claims against each and every one of the Releasees; and b. all Released Settlement Claims against each and every one of the Releasees except to the extent otherwise specified in this Settlement Agreement. 2. Under the Approval Order and Judgment, without further action by anyone, and subject to Section V.A.5 below, on and after the Final Settlement Date, each and

19 every Releasee, including CTI’s and CTI Derivative Defendants’ Counsel, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Approval Order and the Judgment shall have, fully, finally, and forever released, relinquished, settled and discharged each and all Releasors, as well as the CTI Derivative Plaintiffs’ Counsel, from any and all Released Settlement Claims, except to the extent otherwise specified in this Settlement Agreement. 3. Under the Approval Order and the Judgment, without further action by anyone, and subject to Section V.A.5 below, on and after the Final Settlement Date, the CTI Derivative Plaintiffs’ Counsel, on behalf of themselves, and any person or entity claiming by, through, or on behalf of any of them, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Approval Order and the Judgment shall have, fully, finally and forever released, relinquished, settled, and discharged each and every Releasee, including CTI’s and CTI Derivative Defendants’ Counsel, from any and all Released Settlement Claims. 4. Under the Approval Order and the Judgment, without further action by anyone, and subject to Section V.A.5 below, on and after the Final Settlement Date, the CTI Derivative Defendants, on behalf of themselves, their heirs, executors, administrators, predecessors, successors, affiliates, assigns, and any person or entity claiming by, through, or on behalf of any of them, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Approval Order and the Judgment shall have, fully, finally and forever released, relinquished, settled and discharged each other from any and all CTI Derivative Defendants’ Mutually Released Claims.

20 5. Notwithstanding Sections V.A.1 through V.A.2 above, nothing in the Approval Order or the Judgment shall bar any action or Claim: a. by the Settling Parties or their counsel to enforce the terms of this Settlement Agreement, the Approval Order, or the Judgment; b. by CTI to seek reimbursement for advanced attorneys’ fees or expenses from any Releasee who has been determined, or may be determined, to be unindemnifiable with respect to any Released Securities Holder/Company Claims; provided that this Section V.A.b shall not apply to any Releasee whom the Board has found adequately fulfilled his or her fiduciary duties or otherwise acted in the best interests of CTI and its shareholders with respect to Released Securities Holder/Company Claims; c. by CTI’s and CTI Derivative Defendants’ Counsel seeking reimbursement for fees and expenses incurred in representing any Releasee; d. belonging to CTI or any insured Releasee against any of CTI’s insurers arising out of or relating to any potentially applicable insurance contracts or other agreements; provided that any such Claim must be asserted directly by CTI or the insured Releasee in his, her or its own right; and e. by any Releasee who is or was employed by or associated with CTI, with respect to any such individual’s rights under or to (i) pension plans, 401(k) plans, separation agreements, employment agreements, stock options, salary benefits, or any other benefit plan, including health plans, in which such Releasee participates as a result of his or her current or former employment or association with CTI, or (ii) indemnification, advancement, or insurance coverage with respect to any claim a Releasee has against CTI.

21 6. The releases and waivers contained in this Section V.A were separately bargained for and are essential elements of this Settlement Agreement. B. Order Approving Settlement and Judgment 1. The State Settling Parties shall seek to obtain from the Court the Approval Order and the Judgment as further described in Section IX below. VI. ATTORNEYS’ FEES AND EXPENSES A. In recognition of the substantial benefits provided to CTI and its shareholders as a result of the settlement of the Actions, CTI has agreed to pay or cause to be paid to CTI Derivative Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the total amount of eight hundred thousand dollars ($800,000.00) (the “Attorneys’ Fees and Expenses Award”), subject to approval by the Court. The Attorneys’ Fees and Expenses Award is the product of the Settling Parties’ arm’s length negotiations that were made through the Mediator. The Settling Parties mutually agree that the Attorneys’ Fees and Expenses Award is fair and reasonable in light of the substantial benefits conferred upon CTI and its shareholders by this Settlement Agreement. B. The Attorneys’ Fees and Expenses Award shall be transferred to an escrow account (the “Escrow Account”) designated by CTI Derivative Plaintiffs’ Counsel within twenty (20) business days of the Court’s entering the Preliminary Approval Order. CTI Derivative Plaintiffs’ Counsel shall provide CTI’s and CTI Derivative Defendants’ Counsel, within five (5) business days after entry of the Preliminary Approval Order, all necessary payment details to accomplish payment of the Attorneys’ Fees and Expenses Award to the Escrow Account by wire transfer, including bank account number, name of bank, bank address, a SWIFT Code or ABA Routing Number, wire transfer instructions, the Tax Identification Number, and an executed Form W-9. CTI’s and CTI Derivative Defendants’ Counsel shall have no responsibility for, nor

22 bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. CTI Derivative Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate. C. The Attorneys’ Fees and Expenses Award shall remain in the Escrow Account until the entry of the Judgment by the Court finally approving the Settlement, at which time the Attorneys’ Fees and Expenses Award shall be immediately releasable to CTI Derivative Plaintiffs’ Counsel. Should the Court order the payment of attorneys’ fees and expenses to CTI Derivative Plaintiffs’ Counsel in an amount less than the agreed Attorneys’ Fees and Expenses Award prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to CTI Derivative Plaintiffs’ Counsel. Any amounts remaining in the Escrow Account shall be returned to CTI within fifteen (15) business days of entry of the Judgment or a final judgment after any appeal is concluded. D. Payment of the Attorneys’ Fees and Expenses Award in the amount approved by the Court, or an appellate court in the event of any appeal, shall constitute final and complete payment for CTI Derivative Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the CTI Derivative Actions and the resolution of the claims alleged therein. CTI, CTI Derivative Defendants, and CTI’s and CTI Derivative Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Attorneys’ Fees and Expenses Award amongst CTI Derivative Plaintiffs’ Counsel. CTI and CTI Derivative Defendants shall have no obligation to make any payment to any of CTI Derivative Plaintiffs’ Counsel other than the payment to the Escrow Account

23 provided in Section VI.A herein. E. If for any reason the Stipulation is in any way canceled or terminated, or if the Judgment is not entered, then each of CTI Derivative Plaintiffs’ Counsel and their successors shall be obligated to repay to CTI, within fifteen (15) business days, the amount of the Attorneys’ Fees and Expenses Award paid by or on behalf of CTI that they received. In the event of any failure to obtain final approval of the full amount of the Attorneys’ Fees and Expenses Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Attorneys’ Fees and Expenses Award being overturned or substantially modified, each of CTI Derivative Plaintiffs' Counsel and their successors shall be obligated to repay to CTI, within fifteen (15) business days, the portion of the Attorneys’ Fees and Expenses Award paid by or on behalf of CTI that they received and that was ultimately not awarded to CTI Derivative Plaintiffs’ Counsel. F. Except as otherwise provided herein, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees. G. In light of the substantial benefits they have helped to create for CTI’s shareholders, any or all of the CTI Derivative Plaintiffs may apply for Court-approved service awards in the amount of two thousand five hundred dollars ($2,500.00) each (the “Service Awards”). Each Service Award to each of the CTI Derivative Plaintiffs, to the extent that it is applied for and approved in whole or part, shall be funded from the portion of the Attorneys’ Fees and Expenses Award distributed to that CTI Derivative Plaintiff’s Counsel, to the extent that the Attorneys’ Fees and Expenses Award is approved in whole or in part. CTI and CTI Derivative Defendants shall take no position on the Service Awards. H. 1. As a condition of receiving a portion of the Attorneys’ Fees and Expenses

24 Award, each and every CTI Derivative Plaintiffs’ Counsel agrees that he is subject to the jurisdiction of the Court for purposes of enforcing this Section VI. 2. No Releasee (including CTI) shall be liable for or obligated to pay any fees, expenses, costs, or disbursements to, or incur any expense on behalf of, any person or entity (including, without limitation, the CTI Derivative Plaintiffs or CTI Derivative Plaintiffs’ Counsel), directly or indirectly, in connection with the CTI Derivative Actions or this Settlement Agreement, except as expressly provided for in this Settlement Agreement. 3. The CTI Derivative Plaintiffs shall not be liable for or obligated to pay any fees, expenses, costs, or disbursements to, or incur any expenses on behalf of, any person or entity (including, without limitation, any CTI Derivative Defendant, CTI, or the CTI’s and CTI Derivative Defendants’ Counsel), directly or indirectly, in connection with the CTI Derivative Actions or this Settlement Agreement, except as expressly provided for in this Settlement Agreement. VII. OBJECTIONS BY SECURITIES HOLDERS A. Any Securities Holder who wishes to object to the fairness, reasonableness or adequacy of this Settlement Agreement or to any term(s) of this Settlement Agreement may do so subject to the requirements set out in the Preliminary Approval Order. VIII. PRELIMINARY HEARING AND PRELIMINARY APPROVAL ORDER A. The State Settling Parties shall jointly apply to the Court for entry of the Preliminary Approval Order within 20 days after the Execution Date. IX. FAIRNESS HEARING, ORDER APPROVING SETTLEMENT, JUDGMENT AND DISMISSAL A. The Settling Parties shall request that the Court schedule no earlier than 55 days after the Court’s entry of the Preliminary Approval Order a Fairness Hearing at which the Court

25 will consider whether to approve this Settlement Agreement as fair, reasonable, and adequate, and in the best interest of CTI and its shareholders. B. If the Court approves the Settlement contemplated by this Settlement Agreement, the State Settling Parties shall jointly request that the Court enter the Approval Order and the Judgment. The Approval Order shall include, among other provisions, a permanent injunction and the Complete Bar Order regarding Released Securities Holder/Company Claims and the CTI Derivative Defendants’ Mutually Released Claims. The Judgment will contain a statement that, during the course of the CTI Derivative Actions, the State Settling Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Superior Court Civil Rules. C. If the Approval Order and the Judgment become Final, the Federal Derivative Plaintiffs shall, within 5 Business Days after the Final Settlement Date, file a stipulation seeking court approval to dismiss the Federal Derivative Action, with prejudice and on the merits, based on res judicata and preclusion and will include in the stipulation an express acknowledgement that the Federal Settling Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure. X. NO ADMISSIONS A. This Settlement Agreement, the offer of this Settlement Agreement and implementation of or compliance with this Settlement Agreement shall not constitute or be construed as an admission by any or all of the Releasees of any wrongdoing or liability or by any or all of the Releasors of the lack of truth or validity of any fact alleged by CTI Derivative Plaintiffs. This Settlement Agreement is to be construed solely as a reflection of the Settling Parties’ desire to facilitate a resolution of the Claims in the CTI Derivative Actions and of the Released Securities Holder/Company Claims, Released Settlement Claims and CTI Derivative Defendants’ Mutually Released Claims. In particular, nothing in this Settlement Agreement, the

26 offer of this Settlement Agreement, or the implementation of or compliance with this Settlement Agreement shall constitute or be construed as an admission by CTI or any of the Releasees that CTI or any of the CTI Derivative Defendants made false or misleading statements about pacritinib or that CTI or any of the CTI Derivative Defendants failed to disclose material information about pacritinib. B. The Settling Parties agree that no party was or is a “prevailing party.” In no event shall this Settlement Agreement, any of its provisions, or any negotiations, statements, or court proceedings relating to its provisions in any way be construed as, offered as, received as, used as, or deemed to be evidence of any kind in the CTI Derivative Actions, any other action, or any other judicial, administrative, regulatory, or other proceeding, except a proceeding to enforce this Settlement Agreement. C. Without limiting any of the foregoing provisions in this Section X, neither this Settlement Agreement nor any related negotiations (including the Term Sheet), statements, or court proceedings shall be construed as, offered as, received as, used as, or deemed to be evidence of an admission or concession of any liability or wrongdoing whatsoever on the part of any person or entity, including, but not limited to, CTI and the CTI Derivative Defendants, or as a waiver by CTI or the CTI Derivative Defendants of any applicable defense. XI. MODIFICATION OR TERMINATION OF THIS SETTLEMENT AGREEMENT A. The terms and provisions of this Settlement Agreement may be amended, modified or expanded by written agreement of the Settling Parties; provided however, that after entry of the Approval Order and the Judgment, the Settling Parties may by written agreement effect such amendments, modifications, or expansions of this Settlement Agreement and its implementing documents without notice to or approval by the Court only as long as such

27 amendments, modifications or expansions are not materially inconsistent with the Approval Order and Judgment and do not limit the rights of the CTI Derivative Plaintiffs, any other Securities Holder, CTI, Releasors, or Releasees under this Settlement Agreement. B. Subject to Subsections XI.C, XI.D and XI.E, this Settlement Agreement shall terminate: 1. if the Final Settlement Date does not occur; or 2. subject to Section XII, at the sole option and discretion of any Settling Party if, (i) the Court, or any appellate court, rejects, modifies, or denies approval of any portion of this Settlement Agreement or the proposed Settlement, including the Preliminary Approval Order, the Approval Order, and the Judgment, that the terminating Settling Party reasonably and in good faith determines is material, including, without limitation, the Complete Bar Order, the provisions relating to Notice, Summary Notice, and/or the terms of the Release, or (ii) the Court, or any appellate court, does not enter or completely affirm, or alters or expands, any portion of the Preliminary Approval Order, the Approval Order, or the Judgment, including the Complete Bar Order and/or the Release, that the terminating Settling Party reasonably and in good faith believes is material; provided that, if the CTI Derivative Plaintiffs, CTI, and one or more CTI Derivative Defendants cannot agree on whether a court-ordered modification is material, they will refer the issue to the Mediator under Section IV.C for a binding, nonappealable decision; provided further that, for purposes of this Section XI.B, any ruling by the Court (or any appellate court) that rejects, reduces, or denies approval of the CTI Derivative Plaintiffs’ request for the Attorneys’ Fees and Expenses Amount shall not be considered to be a rejection, modification, or denial of a material portion or term of this Settlement Agreement or the proposed Settlement.

28 C. Other than with respect to Section XI.B.1, the relevant terminating Settling Party must exercise an option to terminate this Settlement Agreement by providing written notice to all other Settling Parties no later than 30 days after receiving actual notice of the event prompting the termination. D. If an option to terminate this Settlement Agreement arises under this Section XI, (i) no Settling Party shall be required for any reason or for any circumstance to exercise that option, and (ii) any determination to exercise an option to terminate shall be made in good faith. E. If this Settlement Agreement is terminated pursuant to its terms, then: 1. this Settlement Agreement shall be null and void and shall have no force or effect, and no Settling Party or Releasee shall be bound by any of its terms except for the terms set out in Section X; 2. this Settlement Agreement and the Term Sheet, and all of their provisions, and all negotiations, statements, and proceedings relating to them shall be without prejudice to the rights of the Settling Parties or any other Securities Holder, all of whom shall be restored to their respective positions existing immediately before the Execution Date, except with respect to (i) the payment by CTI of any notice expenses incurred prior to the Termination Date as set out in Section IV.B or (ii) the payment by the CTI Derivative Plaintiffs, CTI, and the CTI Derivative Defendants of any fees or expenses incurred by the Mediator before the Termination Date as set out in Section IV.C; 3. Releasees (including without limitation CTI and the CTI Derivative Defendants) expressly deny any wrongdoing by Releasees and expressly and affirmatively reserve all defenses, arguments and motions that have been or might later be asserted in the CTI Derivative Actions;

29 4. The CTI Derivative Plaintiffs expressly and affirmatively reserve all Claims, arguments and motions that have been or might have been asserted in the CTI Derivative Actions; 5. Neither this Settlement Agreement nor the fact of its having been made shall be admissible or entered into evidence in any proceeding for any purpose whatsoever, except to enforce the terms of this Settlement Agreement; 6. Neither CTI’s agreement to the terms set out in this Settlement Agreement nor CTI’s execution of this Settlement Agreement shall constitute or be construed to be an admission by CTI that any wrongdoing has taken place, that any of the CTI Derivative Defendants (or any other Releasee) has engaged in a breach of his, her, or its fiduciary duties or engaged in any other actionable conduct in connection with the conduct alleged in the CTI Derivative Actions, or that any of the Claims made in the CTI Derivative Actions have any merit or are in the best interests of CTI or its shareholders to pursue; 7. Neither the CTI Derivative Defendants’ agreement to the terms set out in this Settlement Agreement nor their execution of this Settlement Agreement shall constitute or be construed to be an admission by the CTI Derivative Defendants collectively or individually that any of the CTI Derivative Defendants breached his, her, or its fiduciary duties or engaged in any other actionable conduct in connection with the conduct alleged in the CTI Derivative Actions, or that any of the Claims made in the CTI Derivative Actions have merit; 8. Neither the CTI Derivative Plaintiffs’ agreement to the terms set out in this Settlement Agreement nor their execution of this Settlement Agreement shall constitute or be construed to be an admission by the CTI Derivative Plaintiffs collectively or individually that

30 any of the defenses asserted or positions taken by any of the CTI Derivative Defendants have merit; 9. CTI shall, consistent with Section IV.B, pay any notice expenses incurred but not paid prior to the Termination Date; 10. The CTI Derivative Plaintiffs, CTI, and CTI Derivative Defendants shall, consistent with Section IV.C, pay any fees or expenses incurred but not paid by the Mediator prior to the Termination Date; and 11. Except as expressly set out in this Settlement Agreement in Sections IV and VI, nothing in this Settlement Agreement shall create any obligation on the part of any Settling Party to pay any other Settling Party’s fees or expenses. XII. GENERAL MATTERS AND RESERVATIONS A. Subject to Section XI, the obligations of the Settling Parties to consummate this Settlement Agreement are conditioned upon the occurrence of each of the following: 1. entry by the Court of the Preliminary Approval Order; 2. entry by the Court of the Approval Order; 3. entry by the Court of the Judgment; and 4. the Final Settlement Date. B. The Settling Parties intend this Settlement Agreement to be a final and complete resolution of all Claims arising out of Released Securities Holder/Company Claims that have been or could have been asserted by any Securities Holder derivatively or by CTI directly against Releasees or any of them. The Settling Parties agree not to assert in any forum that the CTI Derivative Actions were brought (on the one hand) or that CTI or the CTI Derivative Defendants defended the CTI Derivative Actions (on the other hand) in bad faith or without a reasonable basis. The Settling Parties shall not assert any Claims relating to the prosecution, defense or

31 settlement of the CTI Derivative Actions except as necessary to enforce this Settlement Agreement. The Settling Parties agree that the settlement relief provided in this Settlement Agreement and the terms of this Settlement Agreement were negotiated at arm’s length in good faith by the Settling Parties and reflect a Settlement that was reached voluntarily after consultation with experienced counsel. C. Timothy W. Brown represents that he is authorized to enter into this Settlement Agreement on behalf of Kevin Hammond and any other attorneys who have represented or now represent Kevin Hammond in the Hammond Action or with respect to Released Securities Holder/Company Claims and that (i) he has kept Mr. Hammond apprised of the progress of the settlement negotiations, (ii) he has advised Mr. Hammond of the terms and provisions of this Settlement Agreement, and (iii) Mr. Hammond has approved the terms of this Settlement Agreement. D. Stuart J. Guber represents that he is authorized to enter into this Settlement Agreement on behalf of Rajesh Nahar and Thirukumaran Velayudhan and any other attorneys who have represented or now represent Rajesh Nahar or Thirukumaran Velayudhan in the Nahar Action or with respect to Released Securities Holder/Company Claims and that (i) he has kept Mr. Nahar and Mr. Velayudhan apprised of the progress of the settlement negotiations, (ii) he has advised Mr. Nahar and Mr. Velayudhan of the terms and provisions of this Settlement Agreement, and (iii) Mr. Nahar and Mr. Velayudhan have approved the terms of this Settlement Agreement. E. Phillip Kim represents that he is authorized to enter into this Settlement Agreement on behalf of Maurio Eley and any other attorneys who have represented or now represent Mr. Eley in the Eley Action or with respect to Released Securities Holder/Company

32 Claims and that (i) he has kept Mr. Eley apprised of the progress of the settlement negotiations, (ii) he has advised Mr. Eley of the terms and provisions of this Settlement Agreement, and (iii) Mr. Eley has approved the terms of this Settlement Agreement. F. Thomas J. McKenna and Gregory M. Egleston represent that they are authorized to enter into this Settlement Agreement on behalf of James T. Hill and any other attorneys who have represented or now represent the James T. Hill in the Hill Action or with respect to Released Securities Holder/Company Claims and that (i) they have kept Mr. Hill apprised of the progress of the settlement negotiations, (ii) they have advised Mr. Hill of the terms and provisions of this Settlement Agreement and (iii) Mr. Hill has approved the terms of this Settlement Agreement. G. Jeffrey Kilduff and Ross B. Galin represent that they are authorized to enter into this Settlement Agreement on behalf of CTI and the CTI Derivative Defendants and any other attorneys who have represented or now represent CTI and the CTI Derivative Defendants in the CTI Derivative Actions or with respect to Released Securities Holder/Company Claims and that (i) they have kept CTI and the CTI Derivative Defendants apprised of the progress of the settlement negotiations, (ii) they have advised CTI and the CTI Derivative Defendants of the terms and provisions of this Settlement Agreement and (iii) CTI and the CTI Derivative Defendants have approved the terms of this Settlement Agreement. H. This Settlement Agreement sets forth the entire agreement among the Settling Parties with respect to its subject matter and supersedes any agreements in principle (including the Term Sheet) that preceded this Settlement Agreement. This Settlement Agreement may not be altered or modified except by written instrument executed by the CTI Derivative Plaintiffs’ Counsel (with the permission of the CTI Derivative Plaintiffs) and CTI’s and CTI Derivative

33 Defendants’ Counsel (with the permission of CTI and the CTI Derivative Defendants). The Settling Parties expressly acknowledge that no other agreements, arrangement or understandings not described in this Settlement Agreement exist among or between them. In entering into this Settlement Agreement, no Settling Party has relied upon any representation or warranty not set forth expressly in this Settlement Agreement. I. This Settlement Agreement shall be governed by and interpreted according to the laws of the State of Washington, without regard to conflict-of-law principles. J. Except as set out in Section IV.C above, the Court retains continuing and exclusive jurisdiction over this Settlement Agreement, the Settling Parties, all Securities Holders (including all Securities Holders who submit objections under Section VII), all Releasors, all Releasees and all CTI Derivative Plaintiffs’ Counsel to adjudicate, subject to Section XI, all issues relating to this Settlement Agreement and this Settlement, including without limitation any issues relating to the Preliminary Approval Order, the Approval Order or the Judgment. Subject to Section IV.C, any action arising under or to enforce this Settlement Agreement, the Preliminary Approval Order, the Approval Order or the Judgment shall be commenced and maintained only in this Court. K. Whenever this Settlement Agreement requires or contemplates that a Settling Party shall or may give notice to another Settling Party or to counsel, notice shall be provided by email, facsimile and/or overnight (excluding Saturday or Sunday) delivery service as follows and shall be deemed effective upon receipt of such email, facsimile transmission or delivery to the email, facsimile number or address, as the case may be, below:

34 1. If to CTI and the CTI Derivative Defendants, then to: Jeffrey Kilduff Ross B. Galin O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, New York 10036 212-326-2000 2. If to Plaintiff Hammond, then to: Timothy W. Brown The Brown Law Firm, P.C. 240 Townsend Square Oyster Bay, New York 11771 516-922-5427 3. If to Plaintiffs Nahar and Veleyudham, then to: Stuart J. Guber Faruqi & Faruqi, LLP 101 Greenwood Avenue, Suite 600 Jenkintown, Pennsylvania 19046 215-277-5770 4. If to Plaintiff Eley, then to: Phillip Kim The Rosen Law Firm, P.A. 275 Madison Avenue, 34th Floor New York, New York 10016 212-686-1069 5. If to Plaintiff Hill, then to: Thomas J. McKenna Gainey McKenna & Egleston 440 Park Avenue South, 5th Floor New York, New York 10016 212-983-1300 L. All time periods set forth in this Settlement Agreement shall be computed in calendar days unless otherwise expressly provided. In computing any period of time prescribed

35 or allowed by a court, the day, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, a Sunday or a Legal Holiday, or, when the act to be done is the filing of a paper in the Court, a day on which weather or other conditions have caused the office of the Clerk of the Court to be inaccessible, in which event the period shall run until the end of the next day that is not one of the aforementioned days. M. The Settling Parties reserve the right, subject to the Court’s approval, mutually to agree to any reasonable extensions of time that might be necessary to carry out any of the provisions of this Settlement Agreement. N. The Settling Parties, their successors and assigns, and their counsel undertake to implement this Settlement Agreement, to cooperate fully in seeking Court approval and to use all reasonable efforts to effect the prompt consummation of this Settlement Agreement and the proposed Settlement. O. This Settlement Agreement may be signed in counterparts, each of which shall constitute a duplicate original. Execution by facsimile or by electronically transmitted signature shall be fully and legally binding on a Settling Party. P. The Settlement Agreement may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court. Q. In the event any proceedings by or on behalf of CTI, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any

EXHIBIT A IN THE SUPERIOR COURT OF THE STATE OF WASHINGTON IN AND FOR KING COUNTY KEVIN HAMMOND, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA CORP., Nominal Defendant. NO. 16-2-05818-3 SEA MAURIO ELEY, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA Corp. Nominal Defendant. NO. 16-2-14422-5 SEA

2 [PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT, DIRECTING NOTICE TO SECURITIES HOLDERS, AND SETTING HEARING FOR FINAL APPROVAL OF SETTLEMENT WHEREAS, the parties in the above-captioned action (the “State Derivative Action”) have reached a proposed Settlement of all claims that have been, could have been or could be alleged in the State Derivative Action; and WHEREAS, the Federal Derivative Plaintiffs are also parties to the proposed Settlement and have settled all claims that have been, could have been or could be alleged in the related State Derivative Action; and WHEREAS, the State Settling Parties filed an application for preliminary approval of the proposed Settlement and have attached to their application the Stipulation of Settlement dated October 24, 2017 (“Stipulation of Settlement”) and Exhibits, which consist of (i) a proposed order preliminarily approving the proposed Settlement, directing notice of the proposed Settlement to Securities Holders and setting a hearing for approval of the proposed Settlement (Exhibit A), (ii) a proposed notice to be provided regarding the proposed Settlement (Exhibit B), (iii) a proposed order granting approval of the proposed Settlement (Exhibit C), (iv) a proposed judgment (Exhibit D), (v) Governance Enhancements to which the Settling Parties have agreed (Exhibit E), and (vi) a proposed summary form of notice to be provided regarding the proposed Settlement (Exhibit F); and WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation of Settlement (unless otherwise defined herein); and WHEREAS, the Court has read and considered the Settlement Agreement and the State Settling Parties’ submissions; and WHEREAS, based on the above materials and submissions, the Court finds that the proposed Settlement is within the range of possible approval and that notifying Securities

3 Holders about the terms and conditions of the proposed Settlement and scheduling a hearing for approval of the proposed Settlement is warranted; and WHEREAS all terms of the proposed Settlement are subject to the Court’s approval; NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows: 1. Preliminary Findings on Proposed Settlement – The Court finds that the proposed Settlement as evidenced by the Settlement Agreement is sufficiently fair, reasonable and adequate to warrant providing notice of the proposed Settlement to Securities Holders and holding a Fairness Hearing for further review of the proposed Settlement. In making this finding, the Court has considered a number of factors, including the nature of the Settling Parties’ respective claims and defenses, the information available to the Settling Parties, and the consideration for the Settlement. Based on those considerations, the Court preliminarily concludes that (i) the proposed Settlement appears to have resulted from extensive negotiations conducted at arm’s length by the Settling Parties and their counsel, under the auspices of an experienced mediator (JAMS mediator Jed Melnick), and (ii) the terms and conditions of the Settlement Agreement do not have any obvious deficiencies. 2. Scheduling of Fairness Hearing – A Fairness Hearing will be held on ____________ __, 2017, at _________, _.m., before Judge Barbara A. Mack, King County Superior Court Judge, at the Superior Court of the State of Washington for King County, 516 3rd Ave., Room W-728, Seattle, Washington 98104, to: a. determine whether the proposed Settlement, the terms and conditions of which are set out in the Settlement Agreement, are fair, reasonable and adequate and in the best interests of CTI and its shareholders and should be approved by the Court;

4 b. determine whether the form and method of notice to the Securities Holders that will be implemented pursuant to the Settlement Agreement and this Order, (i) satisfy the requirements of the Superior Court Civil Rules, the United States Constitution (including the Due Process Clause), the King County Superior Court Local Rules, and any other applicable law, (ii) sufficiently informed all relevant persons and entities about the Settlement Agreement, the Fairness Hearing, and their ability to object to the Settlement and, (iii) were reasonable and constituted due, adequate and sufficient notice to all persons entitled to notice; c. determine whether the CTI Derivative Plaintiffs fairly and adequately represented Securities Holders’ and CTI’s interests; d. determine whether the proposed Approval Order and the proposed Judgment, forms of which are attached in their entirety as Exhibits C and D, respectively, to the Stipulation of Settlement, should be entered in this State Derivative Action pursuant to the Settlement Agreement; e. determine whether the claims asserted against the CTI Derivative Defendants in the State Derivative Action should be dismissed with prejudice under the terms of the Settlement Agreement and whether the claims against Releasees should be fully and finally released; f. determine whether the proposed Complete Bar Order (as set out in the Approval Order at paragraph 12) should be entered; g. determine whether the Attorneys’ Fees and Expenses Award and Service Awards should be finally approved; and h. determine any other matters relating to the approval and implementation of the Settlement Agreement.

5 3. Review of the Settlement Agreement – The Court may approve the Settlement Agreement (with or without any modifications executed by the Settling Parties) and enter the proposed Approval Order at or after the Fairness Hearing or any adjournment of the Fairness Hearing and dismiss the claims asserted against the CTI Derivative Defendants on the merits and with prejudice with or without further notice to any persons or entities other than the State Settling Parties. 4. Notice – No later than ____________, 2017 [30 days before deadline for objecting], CTI shall cause the Summary Notice substantially in the form filed with the Court as Exhibit F to the Settlement Agreement to be published in The Wall Street Journal and in the Investor’s Business Daily. CTI shall also cause the Notice to be filed with the SEC as an attachment to a Form 8-K and shall cause the Notice substantially in the form filed with the Court as Exhibit B to the Settlement Agreement together with the Settlement Agreement to be posted through a link located on the Investor Relations page of its website. 5. Notice Costs – CTI will pay or cause to be paid all costs attributable to publishing the Summary Notice, filing the Notice, and posting the Notice and the Settlement Agreement, as described in paragraph 4 of this Order. 6. Notice Findings – The Court preliminarily finds that the several forms and methods of notice specified in the Settlement Agreement and set out in paragraph 4 of this Order (i) satisfy the requirements of the Superior Court Civil Rules, the United States Constitution (including the Due Process Clause), the King County Superior Court Local Rules, and any other applicable law, (ii) sufficiently inform all relevant persons and entities about the Settlement Agreement, the pendency of the State Derivative Action and related litigation (including the Federal Derivative Action), the Fairness Hearing and their ability to object to the Settlement and

6 (iii) are reasonable and constitute due, adequate and sufficient notice to all persons entitled to notice. 7. Proof of Notice – CTI, at or before the Fairness Hearing, shall cause proof of dissemination of the various forms and methods of notice as set out in paragraph 4 of this Order to be filed with the Court. 8. Company Communications with Securities Holders – CTI maintains the right to communicate orally and in writing with its shareholders. To the extent any such communications relate to the CTI Derivative Actions or the proposed Settlement, such communications shall be limited to the following: (i) communications between shareholders and representatives of the Releasees whose responsibilities include investor relations, (ii) communications as may be necessary to implement the terms of this Settlement Agreement, and (iii) such communications as may be made in the conduct of Releasees’ business, including complying with any applicable NASDAQ requirements. 9. Preliminary Injunction – Pending determination by the Court whether the Settlement Agreement should be approved, this Court preliminarily bars and enjoins: a. The CTI Derivative Plaintiffs, all other Securities Holders, CTI (whether acting on its own behalf or by and through its shareholders, or any of them), or any of their respective heirs, executors, administrators, trustees, predecessors, successors, affiliates, representatives and assigns, and anyone else (including any governmental entity or official) purporting to act on behalf of or derivatively for any of the above, from filing, commencing, prosecuting, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (as well as a motion or complaint in intervention in any of the CTI Derivative Actions if the person or entity filing

7 such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities), in any jurisdiction or forum, as to the Releasees, based on or relating in any way to the Released Securities Holder/Company Claims, including the claims and causes of action, or the facts and circumstances relating thereto, in the CTI Derivative Actions; and b. The CTI Derivative Defendants, and anyone else purporting to act on behalf of, for the benefit of, or derivatively for any of such persons or entities, from commencing, prosecuting, intervening in, or participating in any claims or causes of action relating to the Derivative Defendants’ Mutually Released Claims. 10. Reservation of Certain Rights – Notwithstanding the preliminary injunction set out in paragraph 9, this Order does not bar any action or claim: a. by the State Settling Parties or their counsel to enforce the terms of this Order; b. by CTI to seek reimbursement for advanced attorneys’ fees or expenses from any Releasee who has been determined, or may be determined, to be unindemnifiable with respect to any Released Securities Holder/Company Claims; provided that such action shall not be brought as to any Releasee whom the Board has found adequately fulfilled his or her fiduciary duties or otherwise acted in the best interests of CTI and its shareholders with respect to Released Securities Holder/Company Claims; c. by CTI’s and CTI Derivative Defendants’ Counsel seeking reimbursement for fees and expenses incurred in representing any Releasee; d. belonging to CTI or any insured Releasee against any of CTI’s insurers arising out of or relating to any potentially applicable insurance contracts or other agreements;

8 provided that any such claim must be asserted directly by CTI or the insured Releasee in his, her or its own right; or e. by any Releasee who is or was employed by or associated with CTI, with respect to any such individual’s rights under or to (i) pension plans, 401(k) plans, separation agreements, employment agreements, stock options, salary benefits, or any other benefit plan, including health plans, in which such Releasee participates as a result of his or her current or former employment or association with CTI, or (ii) indemnification, advancement, or insurance coverage with respect to any claim that a Releasee has against CTI. 11. Objections – Securities Holders who wish to object to the fairness, reasonableness or adequacy of the Settlement Agreement or to any term(s) of the Settlement Agreement must mail to: (1) the CTI Derivative Plaintiffs’ Counsel, (2) CTI’s and CTI Derivative Defendants’ Counsel (as set out below), and (3) the Court a statement of objection, which must be postmarked no later than _____________, 2017 [fourteen (14) calendar days before the Fairness Hearing as scheduled in this Order]. The Securities Holder may object on his, her or its own, or through counsel hired at his, her or its own expense. The Securities Holder’s statement of objection should set out the specific reasons, if any, for each objection, including any legal support the Securities Holder wishes to bring to the Court’s attention and any evidence the Securities Holder wishes to introduce in support of such objections. The statement of objection must include the caption of the State Derivative Action (as set out above) and the following information: (i) the Securities Holder’s name, address, telephone number, e-mail address (if available), and proof of being a Securities Holder, including as to the number of securities of CTI held and date(s) of purchase, (ii) if the objection is made by the Securities Holder’s counsel, the counsel’s name, address, telephone number, and e-mail address, (iii) a statement of the reasons

9 for the objection and copies of all evidence that the individual or entity making the objection (or on whose behalf the objection is being made) wishes to have the Court consider in connection with the objection; and (iv) the identities of any cases, by name, court, and docket number, in which the Securities Holder or he, she, or its attorney has objected to a settlement in the last three years. Any attorney hired by a Securities Holder for the purpose of objecting under this paragraph must mail to: (1) the CTI Derivative Plaintiffs’ Counsel, (2) CTI’s and CTI Derivative Defendants’ Counsel (as set out below), and (3) the Court, a notice of appearance, which must be received by no later than ______________________, 2017 [14 days before the Fairness Hearing]. 12. Attendance at the Fairness Hearing is not necessary. However, any Securities Holder who mails a timely written objection under paragraph 11 – and only such Securities Holders – may appear at the Fairness Hearing either in person or through personal counsel retained at his, her or its own expense. Such Securities Holders or their counsel who intend to make an appearance at the Fairness Hearing must mail to: (1) the CTI Derivative Plaintiffs’ Counsel, (2) CTI’s and CTI Derivative Defendants’ Counsel (as set out below), and (3) the Court a notice of intention to appear, which must be postmarked by no later than _________________, 2017 [14 days before the Fairness Hearing]. 13. Any Securities Holder that fails to comply with the requirements of paragraphs 11 through 12 of this Order shall waive and forfeit any and all rights he, she, or it may have to object and/or to appear separately at the Fairness Hearing. Securities Holders do not need to appear at the hearing or take any other action to indicate their approval of the Settlement Agreement. 14. Any Securities Holder who submits an objection to the Settlement Agreement

10 shall be deemed to consent to the exclusive jurisdiction of this Court with respect to such objection and all issues that arise or relate to such objection, including any order issued or findings made by the Court regarding the objection. 15. Filing and Service of Submissions – Any Securities Holder wishing to make a submission under paragraphs 11 through 12 of this Order must mail such submission to: (1) the CTI Derivative Plaintiffs’ Counsel, (2) CTI’s and CTI Derivative Defendants’ Counsel, and (3) the Court as follows: a. the submission must be mailed to the Clerk of Court for the Superior Court of the State of Washington for King County, 516 3rd Ave., Seattle, Washington 98104, and b. the submission must be mailed to each of the following counsel:

11 Counsel for the CTI Derivative Defendants: Jeffrey Kilduff Ross B. Galin O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, New York 10036 (212) 326-2000 State Plaintiffs’ Counsel: Phillip Kim The Rosen Law Firm, P.A. 275 Madison Avenue, 34th Floor New York, NY 10016 212-686-1060 Federal Plaintiffs’ Counsel: Stuart J. Guber Faruqi & Faruqi, LLP 101 Greenwood Avenue, Suite 600 Jenkintown, PA 19046 215-277-5770, ext. 413 16. Counsel for the Settling Parties are directed to promptly inform each other of any submission mailed to them (or that otherwise comes into their possession) under paragraphs 11 through 12 of this Order. 17. Papers Submitted by State Settling Parties Regarding the Settlement – The State Settling Parties shall file with the Court (and serve on each other) any papers they wish to submit in support of the proposed settlement by no later than __________________, 2017 [21 days before the Fairness Hearing]. The State Settling Parties shall file with the Court (and serve on each other as well as any Securities Holder that has made a submission under paragraphs 11 through 12 of this Order) any papers they wish to submit in opposition to any such submission

12 filed by Securities Holders by no later than __________________, 2017 [7 days before the Fairness Hearing]. 18. Termination of Settlement Agreement – This Order shall become null and void, and shall be without prejudice to the rights of the parties in this State Derivative Action or any other action (including the Federal Derivative Action), all of whom shall be restored (subject to Sections VI.E and XI.E of the Settlement Agreement) to their respective positions existing immediately before this Court entered this Order, if (i) the proposed Settlement is not finally approved by the Court or the Court’s approval does not become Final, or (ii) the proposed Settlement is terminated in accordance with the terms of the Settlement Agreement or does not become effective as required by the terms of the Settlement Agreement for any other reason. In such event, the Settlement Agreement shall become null and void and of no further force and effect in accordance with its terms, and it shall not be used or referred to for any purpose whatsoever. 19. Use of Order – This Order shall be of no force or effect if the proposed Settlement does not become Final. This Order shall not be construed or used as an admission, concession, or declaration by or against the Releasees of any fault, wrongdoing, breach, or liability. Nor shall this Order be construed or used as an admission, concession, or declaration by or against the CTI Derivative Plaintiffs or any other Securities Holders that their Claims lack merit or that the relief requested in the CTI Derivative Actions is inappropriate, improper, or unavailable, or as a waiver by any party of any defenses or claims he, she, or it might have. 20. Retention of Jurisdiction – Subject to the dispute-resolution provisions found at Section IV.C of the Settlement Agreement, this Court retains exclusive jurisdiction over the State Derivative Action to consider all further matters arising out of or connected with the Settlement

13 Agreement, including a determination whether the proposed Settlement should be approved as fair, reasonable, and adequate and in the best interest of CTI and its shareholders, and to enter an Order so finding. 21. Adjournment of Fairness Hearing – The Court reserves the right to continue the Fairness Hearing or modify any other dates set forth herein without further written notice to Securities Holders or anyone else other than the State Settling Parties. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Securities Holders. So ordered this ___ day of ________, 2017. ____________________________________ The Honorable Barbara A. Mack King County Superior Court Judge

EXHIBIT B IN THE SUPERIOR COURT OF THE STATE OF WASHINGTON IN AND FOR KING COUNTY KEVIN HAMMOND, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA CORP., Nominal Defendant. NO. 16-2-05818-3 SEA MAURIO ELEY, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA Corp. Nominal Defendant. NO. 16-2-14422-5 SEA

2 NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION AND OF HEARING TO: ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, COMMON STOCK OR OTHER EQUITY SECURITIES OF CTI BIOPHARMA CORP. AS OF OCTOBER 24, 2017 THIS NOTICE CONCERNS A PROPOSED SETTLEMENT OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE LAWSUIT AND CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS CONCERNING THE LAWSUIT. THIS NOTICE IS NOT AN EXPRESSION OF ANY OPINION BY THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES IN THE LAWSUIT. THE STATEMENTS IN THIS NOTICE ARE NOT FINDINGS OF THE COURT. All holders of CTI Biopharma Corp. (“CTI”) common stock or other equities are hereby notified that a settlement (the “Settlement”) has been reached as to claims asserted in the above- captioned shareholder derivative action pending in a state court in Washington (the “State Derivative Lawsuit”) on behalf of CTI against certain current and former directors of CTI. The terms of the proposed Settlement are set out in a Stipulation of Settlement dated October 24, 2017 (“Stipulation of Settlement,” and together with its exhibits, the “Settlement Agreement”) that has been filed with the Court. If approved (and the approval becomes final and no longer subject to appeal), the Settlement will release all of the claims in this State Derivative Lawsuit, as well as the claims in a related derivative lawsuit pending in the United States District Court for the Western District of Washington (the “Federal Derivative Lawsuit”). A hearing on the Settlement will be held on _________, 2017, at __:__ _.m. (the “Fairness Hearing”) before King County Superior Court Judge Barbara A. Mack, in the Superior Court of the State of Washington for King County, 516 3rd Ave., Room W-728, Seattle, Washington 98104. At the Fairness Hearing, the Court will determine: (i) whether to approve the proposed Settlement as fair, reasonable and adequate and in the best interest of CTI and its shareholders, (ii) whether to dismiss the State Derivative Lawsuit on the merits and with prejudice, enjoin the prosecution of all related claims, and release the defendants and their related individuals and entities (as defined in the Settlement Agreement) from all claims of the type asserted in the State Derivative Lawsuit, and (iii) whether to approve the amount of attorneys’ fees and expenses to be paid to counsel for the plaintiffs in the State Derivative Lawsuit and the Federal Derivative Lawsuit. If the Court approves the Settlement (and if that approval becomes final and no longer subject to appeal), the plaintiffs in the Federal Derivative Lawsuit will ask the federal court to dismiss the Federal Derivative Lawsuit with prejudice. The Court may, in its discretion, change the date and/or time of the Fairness Hearing without further notice to you. If you intend to attend the Fairness Hearing, you should confirm the date and time of the hearing with the Court.

3 SUMMARY OF THE LITIGATION The above-captioned State Derivative Lawsuit and the Federal Derivative Lawsuit (which is captioned In re CTI Biopharma Shareholder Derivative Action, 2:16-cv-00756 (W.D. Wash.) are derivative actions1 that arise from statements made by CTI regarding the clinical development of one of its pipeline drugs, pacritinib. The complaints filed in the State Derivative Lawsuit and the Federal Derivative Lawsuit allege violations of law arising out of, among other things, CTI’s statements about pacritinib’s clinical development, and bring claims derivatively on behalf of CTI against James A. Bianco, Louis A. Bianco, Jack W. Singer, Bruce J. Seeley, John H. Bauer, Phillip M. Nudelman, Reed V. Tuckson, Karen Ignagni, Richard L. Love, Mary O. Mundinger, and Frederick W. Telling (collectively, the CTI Derivative Defendants”). This notice is intended to provide only a summary of the plaintiffs’ claims. If you hold or beneficially own, directly or indirectly, common stock or other equity securities of CTI, you should review the complaints for their full content. The complaints filed in the State and Federal Derivative Lawsuits can be viewed at www.ctibiopharma.com. REASONS FOR SETTLEMENT State Derivative Plaintiffs and their counsel, as well as the plaintiffs in the Federal Derivative Lawsuit and their counsel, believe that the proposed Settlement is fair, reasonable, and adequate and in the best interests of CTI and its shareholders. They reached this conclusion after considering: (i) the claims asserted against the CTI Derivative Defendants and the potential defenses, (ii) the substantial benefits that CTI would receive from the Settlement, and (iii) their own evaluation of the facts and circumstances that gave rise to the claims. The CTI Derivative Defendants expressly deny that plaintiffs’ claims have any merit or that pursuit of such claims would be in the best interests of CTI or its shareholders. The CTI Derivative Defendants expressly deny all assertions of wrongdoing or liability arising out of any of the conduct, statements, acts, or omissions that were, could have been, or could be asserted against them in the State Derivative Lawsuit or the Federal Derivative Lawsuit. CTI, in a good and fair exercise of its business judgment, determined that the terms of the proposed Settlement would be in the best interests of CTI and its shareholders. As discussed below, the proposed Settlement confers substantial non-monetary benefits on CTI. PRINCIPAL SETTLEMENT TERMS Settlement Relief Subject to the terms and conditions discussed in the Settlement Agreement, CTI will adopt certain enhancements to its Board of Directors and to its governing policies, practices, and procedures (the “Governance Enhancements”). 1 A derivative claim is a claim brought by a shareholder on behalf of a company, rather than on behalf of himself or herself or the other shareholders of the company. The recovery sought in a derivative action is for the benefit of the company rather than directly for individual shareholders.

4 The Governance Enhancements, subject to the terms and conditions in the Settlement Agreement, include (among other things), (i) adoption of a Board resolution relating to the content of all CTI-retained independent data monitoring committee charters; (ii) engagement of an independent expert or entity to conduct yearly audits of CTI’s compliance with Good Clinical Practices; (iii) the creation of a Risk Compliance Officer position; (iv) the implementation of certain employee training in risk assessment and compliance; (v) certain improvements to CTI’s Audit Committee, including the requirement that the Audit Committee review CTI’s periodic public reports to facilitate proper disclosure of risks and risk factors; (vi) establish an internal audit function that will monitor the Company’s adherence to its policies and procedures, including those related to identification and disclosure of drug candidate safety issues; (vii) continuing-education requirements for members of the Board; and (viii) improvements to CTI’s nominating committee, compensation committee, and clawback policy. The Governance Enhancements are attached as Exhibit E to the Stipulation of Settlement and are available at www.ctibiopharma.com. Release The Settlement Agreement, if finally approved and no longer subject to appeal, will result in a release of all claims that have been, could have been or could be asserted in the State Derivative Lawsuit and the Federal Derivative Lawsuit through the Final Settlement Date by or on behalf of CTI against all of the CTI Derivative Defendants (and related persons and entities defined in the Settlement Agreement as “Releasees”) and an injunction and order barring the prosecution of any such claims against any of the Releasees. The full release (including all of its relevant definitions) is set out in the Settlement Agreement, which is available at www.ctibiopharma.com. STATUS OF SETTLEMENT The Court issued an order (the “Preliminary Approval Order”) regarding the Settlement on _______, 2017, in which it found that the proposed Settlement is within the range of possible approval and that notifying CTI’s common stock or other equity securities holders was warranted. The Preliminary Approval Order thus scheduled the Fairness Hearing to determine whether to grant final approval of the proposed Settlement. The Court’s preliminary approval order is available at www.ctibiopharma.com. The Court has not made (and will not make in connection with its consideration of the proposed Settlement) any determination as to the merits of any of the claims or defenses in the State Derivative Lawsuit or the Federal Derivative Lawsuit. This notice does not imply that any CTI Derivative Defendant (or any other Releasee) would be found liable or that relief would be awarded if the State Derivative Lawsuit and Federal Derivative Lawsuit were not being settled. ATTORNEYS’ FEES AND EXPENSES Consistent with the substantial benefits conferred upon, and expected to be conferred upon, CTI and its shareholders by the Governance Enhancements, and, subject to the Court’s approval, CTI has agreed to pay, or cause to be paid by its insurer, $800,000 in attorneys’ fees and expenses to counsel for the Derivative Plaintiffs. Counsel for the Derivative Plaintiffs have

5 been retained by their clients on a contingent fee basis and, thus, to date Derivative Plaintiffs’ counsel have not been paid for their legal services or reimbursed for the expenses they have incurred in connection with the litigation of the State Derivative Lawsuit and the Federal Derivative Lawsuit. Derivative Plaintiffs’ counsel’s attorneys’ fees and expenses were the subject of arm’s- length negotiations among the Settling Parties, and these negotiations were conducted only after the principal terms of the proposed Settlement, including the Governance Enhancements, were agreed upon. Following extensive negotiations, all of which were made through JAMS mediator Jed Melnick, a nationally renowned mediator, the Settling Parties ultimately reached an agreement on the amount of attorneys’ fees and expenses to be paid to counsel for Derivative Plaintiffs’ counsel, subject to Court approval. Further, Derivative Plaintiffs will seek Court approval of $2,500 Service Awards to each of them for their participation and efforts in the prosecution of the State Derivative Lawsuit and the Federal Derivative Lawsuit. The Service Awards shall be paid from the attorneys’ fees and expenses awarded by the Court to counsel for Derivative Plaintiffs. YOUR RIGHT TO OBJECT AND TO APPEAR AT THE FAIRNESS HEARING If you agree that the proposed Settlement should be approved as fair, reasonable and adequate and in the best interests of CTI and its shareholders, you do not need to do anything. If, however, you are a current holder of CTI common stock or other equity securities as of October 24, 2017, the date of the execution of the Stipulation of Settlement, and through the date of the Fairness Hearing (“Securities Holder”), and wish to object to the fairness, reasonableness, or adequacy of the proposed Settlement, to any term(s) of Settlement Agreement or to any other issue relating to the Settlement Agreement, you may submit a written objection on your own (or through an attorney you hire at your own expense), and you (or your attorney, if you have hired one) may appear at the Fairness Hearing. YOUR OBJECTION MUST BE POSTMARKED BY NO LATER THAN ______________. The written objection should set out the specific reasons, if any, for each objection, including any legal support you wish to bring to the Court’s attention and any evidence you wish to introduce in support of such objections. The statement of objection must include the caption of the State Derivative Lawsuit (as set out above) and the following information: (i) your name, address, telephone number, e-mail address (if available), and proof of being a Securities Holder, including the number of securities of CTI held and date(s) of purchase, (ii) if the objection is made by your counsel, the counsel’s name, address, telephone number, and e-mail address, together with a notice of appearance, (iii) a statement of the reasons for the objection and copies of all evidence you or your counsel wish to have the Court consider in connection with the objection, (iv) the identities of any cases, by name, court, and docket number, in which you or your counsel has objected to a settlement in the last three years, and (v) if you, or your counsel, intends to make an appearance at the Fairness Hearing, a statement of such intention to appear. Your written objection must be mailed to: (1) the Derivative Plaintiffs’ counsel, (2) CTI’s and CTI Derivative Defendants’ counsel, and (3) the Court (as set out below) and (4) must be postmarked by no later than _____________, 2017. The Court:

6 Clerk of Court Superior Court of the State of Washington for King County 516 3rd Ave. Seattle, Washington 98104 Counsel for the CTI Derivative Defendants: Jeffrey Kilduff Ross B. Galin O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, New York 10036 (212) 326-2000 State Plaintiffs’ Counsel: Phillip Kim The Rosen Law Firm, P.A. 275 Madison Avenue, 34th Floor New York, NY 10016 212-686-1060 Federal Plaintiffs’ Counsel: Stuart J. Guber Faruqi & Faruqi, LLP 101 Greenwood Avenue, Suite 600 Jenkintown, PA 19046 215-277-5770, ext. 413 The Court will consider your written objection whether or not you choose to attend the Fairness Hearing. If you do not meet the _______ deadline, your objection(s) will not be considered by the Court, and neither you nor your attorney (if you hire one) will be allowed to appear at the Fairness Hearing. PRELIMINARY INJUNCTION Pending final determination of whether to approve the Settlement Agreement, the Court has preliminarily barred and enjoined holders of CTI’s common stock and equity securities and individuals and entities related to them (including anyone purporting to act on behalf of or derivatively for any of them) from filing, commencing, prosecuting, intervening in, participating in or receiving any benefits or other relief from, any other lawsuit, arbitration or administrative, regulatory or other proceeding (as well as filing a complaint in intervention in any such proceeding in which the person or entity filing the complaint in intervention purports to be acting on behalf of or derivatively for any of the above) against any Releasees in any jurisdiction based on or relating to claims that will be released or barred by the Settlement Agreement if the Court approves it (including all claims that may be brought in a derivative capacity on behalf of CTI).

7 The terms of the preliminary injunction are set out in the Preliminary Approval Order, which is available at www.ctibiopharma.com. QUESTIONS REGARDING THE PROPOSED SETTLEMENT Please do not write or telephone the Court about the proposed Settlement Agreement. If you have any questions, you should contact the CTI Plaintiffs’ Derivative Counsel: Phillip Kim The Rosen Law Firm, P.A. 275 Madison Avenue, 34th Floor New York, NY 10016 212-686-1060 Stuart J. Guber Faruqi & Faruqi, LLP 101 Greenwood Ave., Suite 600 Jenkintown, PA 19046 215-277-5770 THIS NOTICE IS NOT ABOUT A CLASS ACTION SETTLEMENT This notice relates solely to the settlement of the State Derivative Lawsuit and the Federal Derivative Lawsuit, which were brought derivatively on behalf of and for the benefit of CTI. The State Derivative Lawsuit and the Federal Derivative Lawsuit are not class action lawsuits, and no individual stockholder has an individual claim or right to individual compensation. The settlement described in this notice is separate from, and does not relate to, IN RE CTI BIOPHARMA CORP. SECURITIES LITIGATION, Case No. 2:16-cv-00216-RSL, a federal securities action pending in the United States District Court for the Western District of Washington. BY ORDER OF THE COURT: _______________________________________ THE HONORABLE BARBARA A. MACK

EXHIBIT C IN THE SUPERIOR COURT OF THE STATE OF WASHINGTON IN AND FOR KING COUNTY KEVIN HAMMOND, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA CORP., Nominal Defendant. NO. 16-2-05818-3 SEA MAURIO ELEY, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA Corp. Nominal Defendant. NO. 16-2-14422-5 SEA

2 [PROPOSED] ORDER APPROVING SETTLEMENT WHEREAS, the parties in the above-captioned action (the “State Derivative Action”) have reached a proposed Settlement of all claims that have been, could have been or could be alleged in the State Derivative Action; and WHEREAS, the Federal Derivative Plaintiffs are also parties to the proposed Settlement and have settled all claims that have been, could have been or could be alleged in the related Federal Derivative Action; and WHEREAS, on _____________, 2017, based upon a review of the Stipulation of Settlement (with its exhibits, the “Settlement Agreement”) executed by the Settling Parties, the Court entered an Order Preliminarily Approving Settlement, Directing Notice to Securities Holders, and Setting Hearing for Final Approval of Settlement (the “Preliminary Approval Order”) in which the Court ordered, among other things, that (i) Notice and Summary Notice be provided to Securities Holders, (ii) a Fairness Hearing be scheduled for ___________________, 2017; and (iii) Securities Holders be provided with an opportunity to object to the proposed Settlement and to appear at the Fairness Hearing; and WHEREAS the Court held a Fairness Hearing on ___________________, 2017 to determine, among other things, whether to approve the Settlement Agreement; and WHEREAS the Court received submissions and heard argument at the Fairness Hearing, including submissions from the CTI Derivative Plaintiffs’ Counsel and CTI’s and CTI Derivative Defendants’ Counsel; NOW, THEREFORE, based upon the written submissions of the Settling Parties, the arguments at the Fairness Hearing, and other materials of record in this State Derivative Action, it is hereby ORDERED, ADJUDGED, AND DECREED as follows:

3 1. Incorporation of Settlement Agreement – This Order Approving Settlement (the “Order”) incorporates and makes a part hereof the October 24, 2017 Settlement Agreement, including its defined terms. To the extent definitions for any defined terms do not appear in this Order, the Court adopts and incorporates the definitions in the Settlement Agreement. 2. Jurisdiction – The Court has personal jurisdiction over all Securities Holders of CTI in connection with the claims that were, could have been or could be asserted in this State Derivative Action, and has subject-matter jurisdiction over the State Derivative Action, including jurisdiction to, among other things, approve the Settlement Agreement and dismiss the claims in this State Derivative Action with prejudice. 3. Adequacy of State Derivative Plaintiffs and State Derivative Plaintiffs’ Counsel – State Derivative Plaintiffs held stock in CTI continuously at all times relevant to this State Derivative Action and otherwise have standing to prosecute this State Derivative Action on behalf of CTI and its Securities Holders. State Plaintiffs’ Counsel have fully and adequately represented the other Securities Holders and CTI’s interests for purposes of entering into and implementing the Settlement Agreement and the proposed Settlement. 4. Proof of Notice – CTI filed with the Court adequate proof regarding dissemination of the Notice and Summary Notice materially consistent with directives in the Preliminary Approval Order. 5. Notice to Securities Holders – The Court finds that the Notice and Summary Notice provided to Securities Holders regarding the Settlement Agreement were simply written and readily understandable and that the Notice, Summary Notice, and notice methodology (i) constituted the best practicable notice, (ii) were reasonably calculated, under the circumstances, to apprise Securities Holders of the pendency of this State Derivative Action and related

4 litigation (including the Federal Derivative Action), the claims asserted, the terms of the proposed Settlement, and Securities Holders’ right to object to the proposed Settlement and to appear at the Fairness Hearing, (iii) were reasonable and constituted due, adequate and sufficient notice to all persons entitled to receive notice, and (iv) met all applicable requirements of the Superior Court Civil Rules, the United States Constitution (including the Due Process Clause), the King County Superior Court Local Rules, and any other applicable law. 6. Settlement Approval – The terms and provisions of this Settlement Agreement have been entered into in good faith and under the auspices of an experienced mediator (JAMS mediator Jed Melnick). The terms and provisions of the Settlement Agreement are hereby fully and finally approved as fair, reasonable, and adequate as to, and in the best interests of CTI and its Securities Holders, and in full compliance with all applicable requirements of the Superior Court Civil Rules, the United States Constitution (including the Due Process Clause), the King County Superior Court Civil Rules, and any other applicable law. 7. Implementation of the Settlement Agreement – The Settling Parties and their counsel are directed to implement and consummate the Settlement Agreement according to its terms and conditions. 8. Binding Effect – The Settlement Agreement and this Order shall be forever binding on the Releasors and Releasees as to all claims and issues that have been, could have been or could be raised in the CTI Derivative Actions against the Releasees, and as to all Released Settlement Claims against the Releasors and Releasees. As to all such claims and issues, the Order shall have res judicata and other preclusive effect in all pending and future lawsuits or other proceedings maintained by or on behalf of CTI.

5 9. Appellate Review and Termination – The Settlement Agreement provides certain limited termination rights in the event the Court’s Order is modified on appeal in a material way. If any of the Settling Parties exercise their rights of termination under Section XI of the Settlement Agreement, then all terms and conditions set out in the Settlement Agreement other than those in Sections X.A-C of the Settlement Agreement shall become null and void and of no further force and effect. In such event, the Settlement Agreement shall not be used or referred to for any purpose whatsoever in this or any other proceeding (other than to enforce Sections X.A- C), and all negotiations and proceedings relating to the Settlement Agreement shall be deemed to be withdrawn without prejudice as to the rights of each of the Settling Parties, all of whom shall be restored to their respective positions existing immediately before the Execution Date, except with respect to expenses set out in Sections IV.B and IV.C of the Settlement Agreement. 10. Releases and Waivers – The Release set forth in Section V of the Settlement Agreement and its relevant definitions are expressly incorporated herein in all respects and shall be deemed a part of this Order as if fully set forth herein. The Release shall be effective as of the Final Settlement Date. The Settling Parties agree and acknowledge that the provisions of the Release together constitute essential terms of the Settlement Agreement. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement Agreement or this Order. 11. Permanent Injunction – The Court hereby permanently bars and enjoins: a. The CTI Derivative Plaintiffs, all other Securities Holders, CTI (whether acting on its own behalf or by and through its shareholders, or any of them), and any of their respective heirs, executors, administrators, trustees, predecessors, successors, affiliates, representatives and assigns, and anyone else (including any governmental entity or official)

6 purporting to act on behalf of or derivatively for any of the above, from filing, commencing, prosecuting, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (as well as a motion or complaint in intervention in any of the CTI Derivative Actions if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities), in any jurisdiction or forum, as to the Releasees based on or relating in any way to the Released Securities Holder/Company Claims, including the claims and causes of action, or the facts and circumstances relating thereto, in the CTI Derivative Actions; and b. The CTI Derivative Defendants, and anyone else purporting to act on behalf of, for the benefit of, or derivatively for any of such persons or entities, from commencing, prosecuting, intervening in, or participating in any claims or causes of action relating to the CTI Derivative Defendants’ Mutually Released Claims. 12. Complete Bar Order – The Court finds that the Settlement Agreement represents a good-faith settlement of all Released Securities Holder/Company Claims sufficient to discharge the Releasees from all Releasors’ Released Securities Holder/Company Claims. To effectuate such settlement, the Court hereby enters the following bar: a. Any and all persons and entities are permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any Claim against any Releasee arising under any federal, state, or foreign statutory or common-law rule, however styled, whether for indemnification or contribution or otherwise denominated, including Claims for breach of contract or for misrepresentation, where the Claim is or arises from a Released Securities Holder/Company Claim and the alleged injury to such person or entity arises from that person’s

7 or entity’s alleged liability to CTI, including any Claim in which a person or entity seeks to recover from any of the Releasees (i) any amounts that such person or entity has or might become liable to pay to CTI and/or, (ii) any costs, expenses, or attorneys’ fees from defending any Claim by CTI. All such Claims are hereby extinguished, discharged, satisfied, and unenforceable, subject to a hearing to be held by the Court, if necessary. The provisions of this paragraph 12.a are intended to preclude any liability of any of the Releasees to any person or entity for indemnification, contribution, or otherwise on any Claim that is or arises from a Released Securities Holder/Company Claim and where the alleged injury to such person or entity arises from that person’s or entity’s alleged liability to CTI; provided however, that if CTI or any Securities Holder on behalf of CTI obtains any judgment against any such person or entity based upon, arising out of or relating to any Released Securities Holder/Company Claim for which such person or entity and any of the Releasees are found to be jointly liable, that person or entity shall be entitled to a credit of an amount that corresponds to the percentage of responsibility of the applicable Releasee(s) for the loss to CTI; b. Each and every Releasee is permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any Claim against any other person or entity (including any other Releasee) arising under any federal, state, or foreign statutory or common- law rule, however styled, whether for indemnification or contribution or otherwise denominated, including Claims for breach of contract and for misrepresentation, where the Claim is or arises from a Released Securities Holder/Company Claim and the alleged injury to such Releasee arises from that Releasee’s alleged liability to CTI, including any Claim in which any Releasee seeks to recover from any person or entity (including another Releasee), (i) any amounts any such Releasee has or might become liable to pay to CTI and/or, (ii) any costs, expenses, or attorneys’

8 fees from defending any Claim by or on behalf of CTI. All such Claims are hereby extinguished, discharged, satisfied, and unenforceable. c. Each and every CTI Derivative Defendant is permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any Claim against any other CTI Derivative Defendant arising under any federal, state or foreign statutory or common-law rule, however styled, where the Claim is or arises from a CTI Derivative Defendants’ Mutually Released Claim. All such Claims are hereby extinguished, discharged, satisfied and unenforceable. d. Notwithstanding anything stated in the Complete Bar Order, if any person or entity (for purposes of this paragraph 12.d, a “petitioner”) commences against any of the Releasees any action either, (i) asserting a Claim that is or arises from a Released Securities Holder/Company Claim and where the alleged injury to such petitioner arises from that petitioner’s alleged liability to CTI, or (ii) seeking contribution or indemnity for any liability or expenses incurred in connection with any such Claim, and if such action or Claim is not barred by a court pursuant to this paragraph 12.d or is otherwise not barred by the Complete Bar Order, neither the Complete Bar Order nor the Settlement Agreement shall bar Claims by that Releasee against, (a) such petitioner, (b) any person or entity who is or was controlled by, controlling, or under common control with the petitioner, whose assets or estate are or were controlled, represented, or administered by the petitioner, or as to whose Claims the petitioner has succeeded, and (c) any person or entity that participated with any of the preceding persons or entities described in items (a) and (b) of this paragraph 12.d in connection with the assertion of the Claim brought against the Releasee(s); provided however, that nothing in the Complete Bar

9 Order or Settlement Agreement shall prevent the Settling Parties from taking such steps as are necessary to enforce the terms of the Settlement Agreement. e. If any term of this Complete Bar Order is held to be unenforceable after the date of entry, such provision shall be substituted with such other provision as may be necessary to afford all of the Releasees the fullest protection permitted by law from any Claim that is based upon, arises out of or relates to any Released Securities Holder/Company Claim or any CTI Derivative Defendants’ Mutually Released Claim, as applicable. 13. Reservation of Certain Rights – Notwithstanding the Complete Bar Order set out in paragraph 12, the permanent injunction set out in paragraph 11, or anything else in this Order or the Settlement Agreement, nothing shall release, interfere with limit or bar any action or claim: a. by the State Settling Parties or their counsel to enforce the terms of this Order or the Settlement Agreement; b. by CTI to seek reimbursement for advanced attorneys’ fees or expenses from any Releasee who has been determined, or may be determined, to be unindemnifiable with respect to any Released Securities Holder/Company Claims; provided that such action shall not be brought as to any Releasee whom the Board has found adequately fulfilled his or her fiduciary duties or otherwise acted in the best interests of CTI and its shareholders with respect to Released Securities Holder/Company Claims; c. by CTI’s and CTI Derivative Defendants’ Counsel seeking reimbursement for fees and expenses incurred in representing any Releasee; d. belonging to CTI or any insured Releasee against any of CTI’s insurers arising out of or relating to any potentially applicable insurance contracts or other agreements;

10 provided that any such claim must be asserted directly by CTI or the insured Releasee in his, her or its own right; or e. by any Releasee who is or was employed by or associated with CTI, with respect to any such individual’s rights under or to (i) pension plans, 401(k) plans, separation agreements, employment agreements, stock options, salary benefits, or any other benefit plan, including health plans, in which such Releasee participates as a result of his or her current or former employment or association CTI, or (ii) indemnification, advancement, or insurance coverage with respect to any claim a Releasee has against CTI. 14. No Admissions – None of the Settlement Agreement, this Order, any of the provisions of the Settlement Agreement, the negotiation of the Settlement Agreement, the statements, or court proceedings relating to the Settlement Agreement, any document referred to in this Order, any action taken to carry out this Order, or any prior Orders in this State Derivative Action shall be, (i) construed as, offered as, received as, used as, or deemed to be evidence of any kind in the CTI Derivative Actions or any other judicial, administrative, regulatory, or other proceeding or action, (ii) construed as, offered as, received as, used as, or deemed to be evidence of an admission or concession of any liability or wrongdoing whatsoever on the part of any person or entity, including, without limitation, CTI and the CTI Derivative Defendants, or (iii) construed as, offered as, received as, used as, or deemed to be evidence of an admission or concession of the lack of merit of State Derivative Plaintiffs’ claims or allegations whatsoever; provided however, that this Order and the Settlement Agreement may be used as evidence of the terms of the Settlement Agreement or to enforce the provisions of this Order and the Court’s Judgment or the Settlement Agreement; provided further that this Order and the Settlement Agreement may be filed in any action against or by CTI or other Releasees to support a defense

11 of res judicata, collateral estoppel, release, waiver, good-faith settlement, judgment bar or reduction, full faith and credit or any other theory of claim preclusion, issue preclusion or similar defense or counterclaim. 15. Enforcement of Settlement – Nothing in this Order shall preclude any action to enforce the terms of the Settlement Agreement. 16. Payment to CTI Derivative Plaintiffs’ Counsel – Consistent with the substantial benefits conferred upon and expected to be conferred upon CTI and its shareholders, CTI shall pay or cause to be paid to CTI Derivative Plaintiffs’ Counsel $800,000. Such payment shall be made under the terms and conditions set out in Section VI of the Settlement Agreement. 17. Modification of Settlement Agreement – The Settling Parties are hereby authorized, without further notice to or approval by the Court, to agree to and adopt such amendments, modifications and expansions of the Settlement Agreement and its implementing documents (including all exhibits to the Settlement Agreement) that are not materially inconsistent with this Approval Order or the Judgment and do not limit the rights of the CTI Derivative Plaintiffs, any other Securities Holders, CTI, the CTI Derivative Defendants, or any other Releasees or Releasors under the Settlement Agreement. 18. Findings of Good Faith – The Court finds that the CTI Derivative Actions were filed as to all defendants (including CTI as a nominal defendant) on a good-faith basis and in accordance with Rule 11 of the Superior Court Civil Rules based upon all publicly available information. The Court finds that all parties to this State Derivative Action and their counsel have acted in good faith and have complied with each requirement of Rule 11 with respect to all proceedings herein.

12 19. Dismissal of State Derivative Action – The claims asserted against the Releasees in this State Derivative Action and any and all other actions consolidated into the State Derivative Action are hereby dismissed on the merits and with prejudice, without fees or costs to any party except as otherwise provided in this Order and in the Settlement Agreement. 20. Entry of Judgment – There is no just reason to delay the entry of this Order and the Judgment, and immediate entry by the Clerk of Court is expressly directed pursuant to Rule 54(b) of the Superior Court Civil Rules. So ordered this _____ day of __________, 2017. ____________________________________ The Honorable Barbara A. Mack King County Superior Court Judge

EXHIBIT D IN THE SUPERIOR COURT OF THE STATE OF WASHINGTON IN AND FOR KING COUNTY KEVIN HAMMOND, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA CORP., Nominal Defendant. NO. 16-2-05818-3 SEA MAURIO ELEY, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA Corp. Nominal Defendant. NO. 16-2-14422-5 SEA

2 [PROPOSED] JUDGMENT 1. Consistent with the terms of the Approval Order entered on _______ __, 2017 (the “Order”), the settlement of this State Derivative Action on terms set forth in the Settling Parties’ October 24, 2017 Stipulation of Settlement1 including all exhibits thereto (collectively, the “Settlement Agreement”), is approved as fair, reasonable, and adequate and consistent with and in compliance with all applicable requirements of the Superior Court Civil Rules, the United States Constitution (including the Due Process Clause), the King County Superior Court Local Rules, and any other applicable law, and in the best interests of CTI Biopharma Corp. (“CTI”) and its shareholders. 2. The Court finds no reason for delay in entering the Judgment as to CTI and the CTI Derivative Defendants in accordance with the terms of the Settlement Agreement and the Order. 3. The claims as to the CTI Derivative Defendants are dismissed on the merits and with prejudice according to the terms of the Settlement Agreement (including the Release) and the Approval Order, without fees or costs to any party except as provided therein. 4. The Release set forth in Section V of the Settlement Agreement and its relevant definitions are expressly incorporated herein in all respects and shall be deemed a part of this Judgment as if fully set forth herein. The Release shall be effective as of the Final Settlement Date. The Settling Parties agree and acknowledge that the provisions of the Release together constitute essential terms of the Settlement Agreement. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement Agreement or this Judgment. 1 Capitalized terms not defined in this Judgment shall be defined as set out in the Stipulation of Settlement.

3 5. The permanent injunctions and Complete Bar in the Order shall be effective as to all persons and entities identified in them as set out in the Order. 6. The Court has jurisdiction to enter this Judgment. Without in any way affecting the finality of this Judgment or the Order, and subject to the dispute-resolution provisions found at Section IV.C of the Settlement Agreement, this Court expressly retains exclusive and continuing jurisdiction over the Settlement Agreement, the Settling Parties, all Securities Holders, and all Releasees to adjudicate all issues relating to this Settlement Agreement, including, without limitation, any issues relating to this Judgment; provided however, that nothing in this paragraph 6 shall restrict the ability of the Settling Parties to exercise their rights under paragraph 15 of the Approval Order. Any action arising under or to enforce the Settlement Agreement, the Approval Order or this Judgment shall be commenced and maintained only in this Court. 7. JUDGMENT in this State Derivative Action is hereby entered with respect to CTI and the CTI Derivative Defendants in accordance with Rule 58 of the Superior Court Civil Rules. The Clerk of Court is respectfully directed to mark this case closed. Entered this _____ day of __________, 2017. ____________________________________ The Honorable Barbara A. Mack King County Superior Court Judge

EXHIBIT E IN THE SUPERIOR COURT OF THE STATE OF WASHINGTON IN AND FOR KING COUNTY KEVIN HAMMOND, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA CORP., Nominal Defendant. NO. 16-2-05818-3 SEA MAURIO ELEY, Derivatively And On Behalf of CTI BIOPHARMA CORP., Plaintiff, v. JAMES A. BIANCO, LOUIS A. BIANCO, JACK W. SINGER, BRUCE J. SEELEY, JOHN H. BAUER, PHILLIP M. NUDELMAN, REED V. TUCKSON, KAREN IGNAGNI, RICHARD L. LOVE, MARY O. MUNDINGER, and FREDERICK W. TELLING, Defendants, and CTI BIOPHARMA Corp. Nominal Defendant. NO. 16-2-14422-5 SEA

2 CREDIT FOR PRIOR ACTIONS TAKEN BY CTI BIOPHARMA CORP. To the extent that (a) any changes, modifications, and improvements to CTI BioPharma Corp.’s (“CTI” or the “Company”) corporate governance and business ethics practices, and (b) any changes to CTI’s Board of Directors (“Board”) or management personnel were made by the Company following the initiation of the first of the Derivative Actions, Wei v. Bianco, et al., No. 16-2-05818-3 (Wash. Super. Ct. King Cty.), (the “Derivative Actions”), CTI acknowledges that the filing and pendency of the Derivative Actions was a substantial contributing factor thereto. CTI further acknowledges that the filing and pendency of the Derivative Actions was a contributing factor to the changes, modifications, and improvements to CTI’s corporate governance and business ethics practices, and to any changes to Board or management personnel that the Company continues to make, as of the date of this agreement. Plaintiffs are aware of and commend CTI for taking the following remedial steps and enacting various reforms to the Company’s corporate governance, procedures, and policies following the initiation of the first of the Derivative Actions on March 14, 2016, which include but are not limited to the following: • Accepted the resignation of James A. Bianco from his positions as president and chief executive officer (“CEO”) of the Company and replaced him with Adam R. Craig, M.D., Ph.D., and reduced the compensation for such positions (e.g., the annual base salary for James Bianco was $750,000 in 2016 compared with $550,000 for Adam Craig for 2017); • Accepted the resignation of Louis A. Bianco from his positions as Executive Vice President, Finance and Administration, Chief Governance Officer and Secretary of the Company and replaced him with Bruce J. Seeley, the Company’s Executive Vice President and Chief Commercial Officer; • Appointed Michael Metzger to the Board; • Completed a reverse stock split, and amended the Company’s Articles of Incorporation accordingly, to ensure compliance with NASDAQ Listing Rule 5550(a)(2) in light of the steep drop in the Company’s stock price following the events complained of in the Derivative Actions; • Submitted a complete response submission, which included, among other items, final Clinical Study Reports for both PERSIST-1 and 2 trials and a dose-exploration clinical trial protocol that the U.S. Food and Drug Administration (“FDA”) requested, and announced that the Company intends to conduct a new trial, PAC203, that plans to enroll up to approximately 105 patients with primary myelofibrosis who have failed prior ruxolitinib therapy to evaluate the dose response relationship for safety and efficacy (spleen volume reduction at 12 and 24 weeks) of three dose regimens. These measures prompted the FDA to remove the full clinical hold on the Company’s Investigational New Drug (“IND”) application for pacritinib initiated in early February 2016;

3 • In May 2016, the Company disclosed additional information about the non- disclosures complained of in the Derivative Actions relating to, inter alia, the phase 3 clinical trial results of pacritinib, the safety profile of pacritinib, the independent data monitoring committee’s recommendations regarding the Phase 3 pacritinib trial, and the U.S. Securities and Exchange Commission’s (“SEC”) investigation of the Company’s false and/or misleading statements; and • Initiated an internal investigation into whether certain expense reimbursements that the Company paid comported with its policy for the executive management team, and timely disclosed the initiation of such investigation in connection with the Company’s review of its disclosure controls. I. CORPORATE GOVERNANCE REFORMS TO BE IMPLEMENTED Unless otherwise noted herein, the Company shall implement changes, modifications, and improvements to CTI’s corporate governance and business ethics practices (the “Reforms”) set forth below within sixty (60) days of final approval of the settlement of the Derivative Actions. CTI shall maintain the Reforms for at least three years from the final settlement, unless the Board determines a modification to be in the best interests of CTI and its shareholders and by a majority vote of CTI’s then-sitting independent directors vote to modify. Any modification of the Reforms shall be publicly reported by CTI. Defendants acknowledge that in the course of the Settling Parties’ negotiations at arms’ length, the Reforms were first presented to CTI and the Defendants, and as a result of the filing, pendency, and settlement of the Derivative Actions, CTI agreed to implement the Reforms. The Settling Parties agree that the Reforms confer a substantial benefit to CTI and CTI’s shareholders. I. IMPROVEMENTS TO THE CHARTERS OF THE INDEPENDENT DATA MONITORING COMMITTEES CTI’s Board shall adopt a resolution to require that the charter of each CTI-retained independent data monitoring committee (“IDMC”) include a provision that requires the following: a. For every Phase II and Phase III trial CTI sponsors and an IDMC is engaged, the IDMC to be in direct communications with the FDA during the conduct of the trial; b. All IDMC minutes are delivered by the IDMC to the FDA within two business days of the IDMC meeting; c. The FDA may communicate with the IDMC at anytime, and the IDMC will respond to the FDA by providing relevant information that it has; and d. Upon the IDMC’s formation, it will inform the FDA that the FDA may communicate with the IDMC at anytime, and the IDMC will respond to the FDA by providing relevant information that it has.

4 II. INDEPENDENT OVERSIGHT OF CTI’S CLINICAL PRACTICES CTI will have an independent expert or entity conduct yearly audits of its compliance with Good Clinical Practices (GCP). III. CREATION OF RISK COMPLIANCE OFFICER POSITION CTI shall make its highest ranking legal officer its Risk & Compliance Officer, and that person shall report directly to the CEO and the Audit Committee of the Board. The duties of the Risk & Compliance Officer will include, but are not limited to, oversight and administration of CTI’s corporate governance policies (including the Code of Ethics), fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, maintaining and monitoring a system for accurate public and internal disclosures and reporting and investigating potential compliance and ethics concerns. The Risk & Compliance Officer will provide a formal report to the Audit Committee at least four (4) times annually, and will report promptly to that Committee any material allegations that compliance procedures or the Code of Ethics have been violated, especially as they relate to any clinical trials or reporting violations, and any material changes or materialization of the risks identified in the “Risk Factors” section of the Company’s most recent annual report filed on Form 10-K with the SEC. CTI’s Risk & Compliance Officer shall have ultimate responsibility for managing CTI’s ethics and compliance program and for assisting the Board in fulfilling its oversight duties with regard to CTI’s compliance with applicable laws and regulations. The Risk & Compliance Officer shall report directly to the Audit Committee of the Board and work with other Board committees as necessary to facilitate the Board’s oversight of CTI’s compliance with applicable laws and regulations, including GAAP. The Risk &Compliance Officer must have experience in risk mitigation, legal-regulatory compliance and appropriate public disclosures in a highly regulated industry. The responsibilities and duties of CTI’s Risk & Compliance Officer shall include the following: a. Working with the Audit Committee to evaluate and define the goals of CTI’s ethics and compliance program in light of trends and changes in laws which may affect CTI’s regulatory compliance; b. Managing and overseeing CTI’s ethics and compliance program, implementing procedures for monitoring and evaluating the program’s performance, and communicating with and informing the entire Board regarding progress toward meeting program goals; c. Advising CTI’s Audit Committee and acting as the liaison between the executive officers, the Board, and the Board’s Audit Committee, in which capacity the Risk & Compliance Officer shall: (i) be primarily responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations; (ii) report material risks relating to compliance or disclosure issues to the Audit Committee ; and (iii) make written recommendations for further evaluation and/or remedial action within deadlines established by the Audit Committee;

5 d. Reviewing CTI’s press releases, and related materials prior to their publication to help ensure the accuracy, completeness and timeliness of disclosures relating to clinical trial, regulatory, disclosure, and compliance issues; e. Preparing written reports as appropriate in the Risk & Compliance Officer’s judgment to the Audit Committee evaluating, and where necessary recommending, remedial action; f. Employing an independent third-party consultant, firm, or service to assist as warranted in the Risk & Compliance Officer’s judgment in the assessment of internal risk; g. Ensuring the review of CTI’s marketing materials including, without limitation, postings on CTI’s website, to make certain that they report accurate and up-to- date information; and h. Overseeing employee training in risk assessment and compliance. IV. IMPROVEMENTS TO MINIMUM COMMITTEE COMPOSITION CTI shall amend Article IV, Section 17(a) of its bylaws to replace the current two-board member minimum for committees with the requirement that each Board committee be composed of at least three directors that meet the independence requirements described herein. Each Committee’s Charter shall be amended as necessary to comply with this Reform. V. EMPLOYEE TRAINING IN RISK ASSESSMENT AND COMPLIANCE CTI shall institute annual employee training concerning risk assessment and compliance at CTI, as follows: a. CTI’s Risk & Compliance Officer shall be charged with primary responsibility for education pursuant to this provision; b. Training shall be mandatory for all directors, officers, and employees, of CTI. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual, absent special circumstances, within thirty days of his or her appointment or hiring; c. Training shall include coverage of risk assessment and compliance, CTI’s Code of Ethics, Whistleblower Policy, and any and all manuals or policies established by CTI concerning legal or ethical standards of conduct to be observed in connection with work performed for CTI (“CTI’s Policies”); and d. Upon completion of training, the person receiving the training shall provide a written certification as to his or her receipt and understanding of the obligations under CTI’s Policies. Each written certification shall be maintained by CTI’s Risk Compliance Officer for a period of five (5) years from the date it was executed.

6 VI. INTERNAL CONTROLS AND COMPLIANCE FUNCTIONS According to the Company, as of December 31, 2016, the Company’s management has determined that its disclosure controls and procedures and the Company’s internal control over financial reporting were effective. The Board shall work with the Company to implement an internal audit function and develop a risk based plan that will monitor the Company’s adherence to its policies and procedures including, without limitation, those policies and procedures related to the identification and disclosure of drug candidate safety issues, and to review any areas of concern or emphasis that the Board has identified as part of its oversight. Moreover, if recommended by the Risk & Compliance Officer, the Audit Committee, in complying with its duties under the Audit Committee Charter, shall retain an independent consulting service to conduct an annual analysis regarding appropriate steps CTI could take to test and then strengthen the internal audit and control function with respect to compliance with laws and regulations by taking the following actions: a. Identify necessary resources needed to effectively manage internal knowledge of existing laws and regulations; b. Assess risks of non-compliance with laws and regulations, incorporating such risk assessments into internal audit procedures; c. Implement technology to improve auditing techniques, data mining, and predictive modeling with respect to compliance issues; and d. Assign a consultant to prepare and submit a written report annually with recommended changes to the Audit Committee and Risk & Compliance Officer. This consultant shall meet annually with the Board, CEO, CFO, General Counsel, and CTI’s external auditors to present the written report in advance of CTI’s finalization of its annual Form 10-K report. The Board shall consider implementation of each recommendation contained in the report. As to each recommendation contained in the report, the Board shall make a decision whether or not to implement the recommendation, and shall prepare minutes setting forth the specific reason(s) for the decision (including the results of the Board vote for each recommendation that is not accepted). The consultant’s report shall be attached to the Board minutes as an exhibit. A copy of such minutes, and the consultant’s report shall be maintained by the Risk Compliance Officer for a period of ten (10) years. Moreover, in the final report on Form 10-K issued after the Board’s evaluation of the consultant’s report, the Board shall include a summary of the consultant’s proposals, the Board’s determination with regard to the proposal, and the reasons for such determination. CTI’s CFO shall not have been employed by one of CTI’s outside auditor firms during the prior two years or, if involved in the auditor firm’s audit of CTI, during the prior five years.

7 Moreover, to strengthen the internal audit and control function with respect to compliance with laws and regulations, the Risk Compliance Officer must approve all quarterly corporate press releases and meet with General Counsel once every quarter to discuss ongoing and potential litigation and regulatory and compliance issues. VII. IMPROVEMENTS TO THE AUDIT COMMITTEE CTI shall adopt a resolution to amend the Audit Committee Charter. The Audit Committee Charter shall be amended to account for the newly created CTO Committee, Risk Committee and Risk Compliance Officer position. The Audit Committee Charter shall also be amended as follows: a. The Audit Committee shall solicit the input of department representatives as necessary to review the accuracy of public disclosures related to issues within their expertise, including, without limitation: (i) communications with and activities relating to governmental and regulatory agencies, including but not limited to the SEC and FDA; and (ii) operations, enterprise risks, and compliance matters that may have a material impact on the Company’s operational performance, financial health, stability, or liquidity, or any other matter required to be disclosed under state and federal securities laws and regulations; b. All Company employees shall be required to cooperate with Audit Committee investigations. Any failure to cooperate shall be grounds for discipline by the Board, including, but not limited to, termination, in the sole discretion of the Board. This applies to all Company employees, including, but not limited to, the CEO, CFO, and the Chairman of the Board; c. The Company shall agree that the CFO shall certify to the Audit Committee on an annual basis that he or she has performed, or the Company’s outside auditor has performed, a risk assessment review pertaining to financial reporting risks and promptly addressed potentially unlawful activities; d. In conducting its duties, the Audit Committee shall inform the full Board on an ongoing basis of any material suspected errors in the work of the independent auditor, or in the Company’s maintenance of accounting records; e. The Audit Committee shall receive annually a report listing all trades in CTI securities engaged in by Section 16 officers; f. Provide oversight and review in conjunction with the Risk & Compliance Officer at least annually of the Corporation’s risk assessment and management policies, including with respect to its investment policies and the risk of fraud, and recommend any changes to the Board; g. The Audit Committee shall prepare a written report to the Board whenever any material risks relating to CTI’s compliance are identified. This report shall include specific recommendations regarding proposals for mitigating these risks, as well as

8 relevant considerations relating to CTI’s public disclosures of these risks; h. The Audit Committee shall be responsible for reviewing the Company’s periodic public reports to facilitate proper disclosure of risks and risk factors, including the disclosure of any risks relating to IDMC recommendations and the failure to follow such recommendations. In the event that such review reveals a false statement or omission of material fact in the periodic public report, the Audit Committee will report the deficiency to the full Board; i. The Audit Committee shall report to the Compensation Committee on an annual basis regarding the CEO’s and CFO’s contribution to CTI’s culture of ethics and compliance and their effectiveness and dedication to ensuring CTI’s compliance with applicable laws, rules, and regulations; j. The Audit Committee shall review CTI’s ethics and risk program and internal controls over compliance and implement changes as necessary. This review shall include an evaluation of the effectiveness of CTI’s newly-implemented controls and procedures; k. The Audit Committee shall conduct an annual review of the effectiveness of CTI’s ethics and risk program, including internal controls over CTI’s aforesaid compliance, with the assistance of the Risk Compliance Officer and an independent advisor, and shall implement changes to CTI’s policies and internal controls as necessary; l. The Audit Committee shall be responsible for overseeing the maintenance and oversight of CTI’s whistleblower hotline, which is currently described in Sections 1 and 7.2 of the Code of Ethics as well as on the Company’s website. The Audit Committee shall ensure that all anonymous whistleblower complaints are provided to the Risk & Compliance Officer and that all complaints are completely and fully investigated by the Risk & Compliance Officer in consultation with the members of the Audit Committee and that any appropriate remedial action is taken based on the results of the investigation. The Audit Committee and the Risk & Compliance Officer shall also ensure that the non-retaliation policies described in CTI’s Code of Ethics are strictly complied with in order to protect any CTI employee who reports a complaint via the hotline; and m. CTI shall post the amended Audit Committee Charter on its website. VIII. ROTATION OF INDEPENDENT AUDITOR At least once every five (5) years, or more often as necessary, the Board shall retain a new independent auditor. Since the Company has retained Marcum LLP as its independent registered public accounting firm at least since February 16, 2011, under this Reform, the Company shall seek a replacement for Marcum LLP and retain that replacement by or before December 31, 2018.

9 IX. ADDITIONAL SAFEGUARDS TO ENSURE AN INDEPENDENT CHAIRMAN OF THE BOARD Board policy stipulates that the positions of CEO and Chairman of the Board are to be held by separate individuals, and the Section titled “Board Leadership Structure” in the Company’s Corporate Governance Guidelines requires that the position of Chairman of the Board be held by an independent director. To the extent that such requirement is vaguely stated in the Corporate Governance Guidelines, however, the Company shall amend such provisions to make clear that only a director who meets the definition of possessing “Independence” as defined herein may serve as Chairman of the Board. The performance of the Chairman of the Board shall be evaluated by the Board annually. Where the Board Chairman is not sufficiently active or effective in providing meaningful leadership of the Board’s core oversight functions, he or she shall be replaced. CTI shall further amend the Section titled “Board Leadership Structure” in the Company’s Corporate Governance Guidelines to reflect that the Chairman of the Board shall have the following additional powers and responsibilities: a. To determine and ensure the appropriate and prompt flow of information from management to the Board necessary for the Board to effectively and responsibly perform its functions in consultation with other Board members, and to require management to provide information and materials to the Board at the Chairman’s discretion; b. To coordinate the retention of appropriate consultants to the Board; c. To assist the Board and CTI’s executive officers in ensuring compliance with all applicable corporate and securities laws, related rules and regulations, and oversee any necessary revisions to CTI’s governance policies in this area; d. To lead the Board’s oversight of the adoption, implementation, and compliance with the Reforms set forth herein; and e. To lead the Board’s evaluation, along with the Compensation Committee and the Audit Committee, of the performance of CTI’s CEO and CFO, and to participate in the Board’s communication of its evaluation and performance expectations. X. DIRECTOR INDEPENDENCE All but two of the directors on the Board shall be “independent directors,” as defined below. To be deemed “independent” in any calendar year, a director would have to satisfy the following qualifications: a. meets the independence requirements of Listing Rule 5605 of the NASDAQ Stock Market’s Equity Rules; b. has not received, during the current calendar year or any of the three

10 immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration, as a result of service as, or compensation paid to an entity affiliated with the director that serves as: (i) an advisor, consultant, or legal counsel to CTI or to a member of CTI’s senior management; or (ii) a significant customer or supplier of CTI; c. has no personal services contract(s) with CTI or any of its affiliates, or any of CTI’s executive officers; d. is not affiliated with a not-for-profit entity that receives significant contributions from CTI; e. has no interest in any investment that overlaps with an investment that CTI has (equity, debt or hybrid); f. during the current calendar year or any of the three immediately preceding calendar years, has not had any business relationship with CTI for which CTI has been required to make disclosure under Regulation S-K of the Securities Act of 1933, other than for service as a director or for which relationship no more than de minimis remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent; g. is not employed by a public company at which an executive officer of CTI serves as a director; h. has not had any of the relationships described in subsections (a)-(g) above, with any affiliate of CTI; and i. is not a member of the immediate family of any person described in subsections (a)-(h) above. A director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Chairman of the Board or Committee Chairman), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by CTI, its affiliates, or major shareholders to any entity in which the director has a beneficial ownership interest of five percent or more, or to an entity by which the director is employed or self-employed other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is $40,000 or less in any calendar year, or if such remuneration is paid to an entity, it (i) did not for the calendar year exceed the lesser of $1 million, or five percent (5%) of the gross revenues of the entity; and (ii) did not directly result in a material increase in the compensation received by the director from that entity. Each independent director shall annually certify in writing that he or she is independent and shall immediately inform the Board in writing of any change in his or her status. Independent Directors shall not serve on more than three (3) boards of other public companies.

11 At least half of the directors shall not be employed as an elected officer of CTI or its affiliates (defined for purposes of this term sheet as any individual or business entity that owns at least 5% of the securities of CTI having ordinary voting power) and shall not own 5% or more of the securities of CTI having ordinary voting power. XI. DIRECTOR EDUCATION CTI shall amend the section titled “Director Orientation and Continuing Education” in its Corporate Governance Guidelines as necessary to require that each member of the Board annually attend five (5) hours of continuing education programs designed for directors of publicly-traded companies. As appropriate, such training may include coverage of compliance with GAAP, the Sarbanes Oxley Act (“SOX”), FDA guidance, corporate governance, assessment of risk, compliance auditing, and reporting requirements for publicly-traded corporations. XII. IMPROVEMENTS TO THE NOMINATING COMMITTEE CTI shall adopt a resolution to amend the Nominating and Governance Committee (“NAG Committee”) Charter so as to require the following, at a minimum: a. Any prospective new Board nominee, whether recommended by a shareholder or found by the NAG Committee in the absence of a qualified shareholder nominee, shall be considered by the NAG Committee. Such consideration shall require, inter alia, a background check of each candidate; b. In assessing a nominee in accordance with steps (i) and (ii) of the candidate consideration process described in the NAG Committee’s Charter under the section titled “Committee Responsibilities and Authority”, the NAG Committee shall consider potential disqualifying conflicts of interests possessed by the nominee, which shall include interlocking directorships and substantial business, civic, and/or social relationships with other members of the Board that could impair the prospective Board member’s ability to act independently from the other Board members; and c. CTI shall post the amended NAG Committee Charter on its website. XIII. IMPROVEMENTS TO THE COMPENSATION COMMITTEE CTI shall adopt a resolution to amend the Compensation Committee Charter. The Compensation Committee Charter shall require the following, at a minimum: a. In determining, setting, or approving annual incentive compensation arrangements for the Company’s executive officers, the Compensation Committee shall take into account the particular executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements;

12 b. In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer’s departure and the executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements; and c. CTI shall post the amended Compensation Committee Charter on its website. XIV. FORFEITURE OF BONUSES AND PROFITS FOR RESTATEMENTS AND OTHER EVENTS (CLAWBACK) In response to shareholder feedback, the Company implemented a Policy Regarding the Recoupment of Certain Compensation Payments (the “Clawback Policy”) in December 2015 under which it may require reimbursement or cancellation of any cash bonus or incentive payment to an officer or employee where the amount of any such cash payment was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws and a lesser payment would have been made to the individual based upon the restated financial results. The Company’s “Equity Incentive Plan” is subject to the terms of the Clawback Policy. CTI shall amend and expand its Clawback Policy as necessary, and to be approved by Derivative Plaintiffs’ Counsel, to reflect the following provisions: The Board of Directors (the “Board”) of CTI BioPharma Corp., a Washington corporation (the “Company”), or the Compensation Committee of the Board (the “Compensation Committee”) may, in such circumstances as it determines to be appropriate, require reimbursement or cancellation of all or a portion of any cash bonus or other incentive-based compensation of an officer or employee (or former officer or employee, as the case may be) of the Company (an “Applicable Person”) where: (1) the amount of any such compensation to such Applicable Person was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws; (2) the Applicable Person was employed by the Company or one of its subsidiaries at the time the financial results were initially filed with the United States Securities and Exchange Commission (the “SEC”) (or, if not filed with the SEC, otherwise published); and (3) a lesser payment would have been made to such Applicable Person based upon the restated financial results. Without limiting the generality of the foregoing, if the Board or the Compensation Committee has determined that a Triggering Event (as defined below) has occurred, the following provisions shall apply: a. The Board or Compensation Committee may elect to: (i) cancel all or a portion of any unpaid cash bonus or other incentive-based payment or award grant to the Applicable Person; and (ii) seek reimbursement of all or any portion of any bonus or other incentive-based compensation received by or granted to such Applicable Person from the Company during the 12-month period commencing on the earliest date that a

13 previously-filed Form 10-Q or Form 10-K including the error that is the subject of the Triggering Event, in each such case to the extent applicable and to the extent that a lesser payment would have been made or granted, as the case may be, to such Applicable Person based upon the restated financial results. The Board or Compensation Committee may make such election at any time prior to the 60th day following the public filing of restated financial statements correcting such error with the SEC. b. For purposes of this Policy, “Triggering Event” shall mean that both: (i) the Company was required under United States Generally Accepted Accounting Principles and the rules of the SEC to correct a material accounting error in quarterly or annual financial statements included in a previously-filed Form 10-Q or Form 10-K and restate such financial statements and file with the SEC an amended Form 10-Q or Form 10-K, as applicable, including such restated financial statements; (ii) the Applicable Person was employed by the Company or one of its subsidiaries at the time such financial statements were initially filed with the SEC; and (iii) the Audit Committee of the Board has determined that such error and restatement was caused by the knowing misconduct under the United States federal securities laws of any Applicable Person that is an “executive officer” (as such term is defined Rule 3b-7 of the Securities Exchange Act of 1934, as amended) of the Company. This Policy does not limit any other remedies the Company may have available to it in the circumstances. The provisions of this Policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002 and other applicable laws. The Board or the Compensation Committee may amend this Policy from time to time. Notwithstanding anything to the contrary in this Policy, the Board has the right to construe and interpret this Policy and the Board may waive application of this Policy in circumstances where it determines that the waiver is advisable and in the best interests of the Company and its stockholders (for example, and without limitation, if it determines that the costs of pursuing enforcement of this Policy in a particular circumstance would likely outweigh the likely amount to be recouped).

EXHIBIT F CTI Biopharma Corp. Announces Settlement of Derivative Litigation Against Current and Former Officers and Directors TO: ALL HOLDERS OF CTI BIOPHARMA CORP. (“CTI” or “THE COMPANY”) COMMON STOCK OR OTHER EQUITIES AS OF October 24, 2017. YOU ARE HEREBY NOTIFIED that King County Superior Court Judge Barbara A. Mack in the Superior Court of the State of Washington for King County, 516 3rd Ave., Room W-728, Seattle, Washington 98104, preliminarily approved a settlement of the derivative claims brought against certain of the Company’s current and former officers and directors in consolidated derivative actions pending in the Superior Court of the State of Washington for King County, captioned Hammond v. Bianco, et al., 16-2-05818-3; Eley v. Bianco, et al., 16-2- 14422-5, and in consolidated derivative actions pending in the United States District Court for the Western District of Washington, captioned In re CTI Biopharma Shareholder Derivative Action, 2:16-cv-00756 (collectively the “State and Federal Derivative Lawsuits”). Under the proposed settlement, the Company has agreed to adopt certain corporate governance enhancements. Neither the Company nor any of its current or former officers and directors made any admission of wrongdoing. If the settlement is approved by the Court and is thereby made final, the State and Federal Derivative Lawsuits against the Company’s current and former officers and directors will be terminated. A final settlement hearing (“Fairness Hearing”) is scheduled for _______________, 2017 at ___: _.m. before the Honorable Barbara A. Mack, King County Superior Court Judge, for the purpose of determining: (1) whether the proposed settlement of the claims in the State and Federal Derivative Lawsuits should be approved by the Court as fair, reasonable, and adequate; (2) whether the State and Federal Derivative Lawsuits should be dismissed with prejudice as set forth in the Stipulation of Settlement dated October 24, 2017; and (3) whether the amount of attorneys’ fees and expenses agreed to by the Settling Parties to be paid by or on behalf of CTI to the CTI Derivative Plaintiffs’ Counsel and service awards to the Derivative Plaintiffs should be approved by the Court. If you are a current Securities Holder as of October 24, 2017, the date of the execution of the Stipulation of Settlement, and through the date of the Fairness Hearing (“Securities Holder”), your rights may be affected by the proposed settlement. This Summary Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the State and Federal Derivative Lawsuits, reference is made in the Stipulation and a more elaborate Notice of Proposed Settlement (“Notice”), copies of which are on the Company’s website at www.ctibiopharma.com, and which may be inspected during regular business hours at the Clerk of the Court’s Office, Superior Court of the State of Washington for King County, 516 3rd Ave., Seattle, Washington 98104. These documents describe the information that must be provided and the necessary steps Securities Holders must take in order to make an objection to the proposed settlement and/or appear at the Fairness Hearing.

2 Any other inquiries regarding the Settlement or the State and Federal Derivative Lawsuits should be addressed in writing to the following: Phillip Kim The Rosen Law Firm, P.A. 275 Madison Avenue, 34th Floor New York, NY 10016 212-686-1060 Stuart J. Guber Faruqi & Faruqi, LLP 101 Greenwood Ave., Suite 600 Jenkintown, PA 19046 215-277-5770 Any Securities Holder who does not object in the manner provided for in the Stipulation of Settlement and Notice shall be deemed to have waived any objection he, she, or it had or may have had to the proposed settlement and shall forever be barred, in these proceedings or in any other proceeding, from making any objection to, or otherwise challenging, the proposed Settlement of the State and Federal Derivative Lawsuits. This notice relates solely to the settlement of the State and Federal Derivative Lawsuits, which were brought derivatively on behalf of and for the benefit of CTI. The State and Federal Derivative Lawsuits are not class action lawsuits, and no individual stockholder has an individual claim or right to individual compensation, except that the Derivative Plaintiffs will seek Court approval of $2,500 Service Awards to each of them for their participation and efforts in the prosecution of the State Derivative Lawsuit and the Federal Derivative Lawsuit. Any Service Award(s) shall be paid from the attorneys’ fees and expenses awarded by the Court to counsel for Derivative Plaintiffs. The settlement described in this notice is separate from, and does not relate to IN RE CTI BIOPHARMA CORP. SECURITIES LITIGATION, Case No. 2:16-cv-00216- RSL, a federal securities action pending in the United States District Court for the Western District of Washington. PLEASE DO NOT CALL OR WRITE THE COURT OR THE CLERK’S OFFICE FOR INFORMATION. BY ORDER OF THE COURT: _______________________________________ THE HONORABLE BARBARA A. MACK